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Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-222136 and 333-222136-01

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Alexandria Real Estate Equities, Inc. 4.900% Senior Notes due 2030	$700,000,000	99.933%	$699,531,000	$90,799.13(1)

Alexandria Real Estate Equities, L.P. Guarantee of 4.900% Senior Notes due 2030	(2)	(2)	(2)	(2)

(1)
The total filing fee of $90,799.13 is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended, or the Act. In accordance with Rules 456(b) and 457(r) of the Act, the registrants initially deferred payment of all of the registration fees for the Registration Statement filed by the registrants on December 18, 2017.

(2)
No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Act, no separate fee is payable with respect to the guarantee being registered hereby.

  PROSPECTUS SUPPLEMENT
  (To prospectus dated December 18, 2017)

Alexandria Real Estate Equities, Inc.

$700,000,000 4.900% Senior Notes due 2030

Fully and Unconditionally Guaranteed by Alexandria Real Estate Equities, L.P.

        We are offering $700,000,000 of 4.900% Senior Notes due 2030 (the "notes").

        The notes offered hereby are a new issue of securities. The notes will bear interest at the rate of 4.900% per year. Interest on the notes is payable on June 15 and December 15 of each year, beginning on June 15, 2020.

        The notes will mature on December 15, 2030. The notes will be fully and unconditionally guaranteed by our subsidiary, Alexandria Real Estate Equities, L.P., a Delaware limited partnership. We may redeem some or all of the notes at any time prior to maturity and as described under the caption "Description of Notes and Guarantee—Our Redemption Rights." If the notes are redeemed on or after September 15, 2030, the redemption price will not include a make-whole provision. We will issue the notes only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The notes will be our unsecured senior obligations and will rank equally in right of payment with all of our other unsecured senior indebtedness from time to time outstanding and will be effectively subordinated in right of payment to all of our existing and future secured indebtedness and to all existing and future liabilities and preferred equity, whether secured or unsecured, of our subsidiaries other than Alexandria Real Estate Equities, L.P.

        No market currently exists for the notes. We do not intend to list the notes on any national securities exchange.

        Investing in our notes involves risks. See "Risk Factors" on page S-7.

	Per Note	Total

Public offering price(1)	99.933%	$699,531,000

Underwriting discount	0.850%	$5,950,000

Proceeds, before expenses, to us(1)	99.083%	$693,581,000

(1)
Plus accrued interest, if any, from the original date of issue.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment on or about March 26, 2020.

Joint Book-Running Managers

Citigroup	BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan

Co-Managers

Barclays	BBVA	Capital One Securities	Evercore ISI	Mizuho Securities

RBC Capital Markets	Regions Securities LLC	Scotiabank	SMBC Nikko

SunTrust Robinson Humphrey	TD Securities	US Bancorp	Wells Fargo Securities

BNP PARIBAS	Fifth Third Securities

The date of this prospectus supplement is March 23, 2020.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

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 FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify the forward-looking statements by their use of forward-looking words, such as "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates," "projects," "forecast," "guidance," "anticipates," or "goals" or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions, and financial trends that may affect our future plans of operation, business strategy, results of operations, and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to the following:

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  Worldwide economic recession, lack of confidence, and/or high structural unemployment;

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  Recent financial and economic trouble in emerging-market economies;

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  Regional and local economic crises which could adversely impact global markets;

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  Negative impact on economic growth resulting from the combination of federal income tax increases, debt policy and government spending restrictions;

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  Failure of the U.S. federal government to manage its fiscal matters or to raise or further suspend the debt ceiling, and changes in the amount of federal debt;

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  Potential downgrade of the U.S. credit rating;

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  The continuation of the ongoing economic crisis in Europe;

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  Monetary policy actions by the Federal Reserve;

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  Potential downgrades of the credit ratings of major financial institutions, or their perceived creditworthiness;

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  Changes in laws, regulations, and financial accounting standards;

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  The seizure or illiquidity of credit markets;

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  Failure to meet market expectations for our financial performance;

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  Our inability to obtain capital when desired, on favorable terms or at all, or refinance debt maturities when desired, on favorable terms or at all;

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  Potential negative impact of capital plan objectives to reduce our balance sheet leverage;

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  Our inability to comply with financial covenants in our debt agreements;

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  Increased interest rates and operating costs;

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  Global factors such as negative economic, political, financial, banking, and/or credit market conditions;

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  Inflation or deflation;

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  Prolonged period of stagnant growth;

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  Adverse economic or real estate developments in our markets;

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  Our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development;

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  Significant decreases in our active development, active redevelopment, or preconstruction activities, resulting in significant increases in our interest, operating, and payroll expenses;

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  Our failure to successfully operate or lease acquired properties;

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  Our failure to operate our business successfully in comparison to market expectations or in comparison to our competitors;

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  The nature and extent of future competition;

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  General and local economic conditions;

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  Adverse developments concerning the life science, technology, and agricultural technology ("agtech") industries and/or our tenants;

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  Tenant base concentration within the life science, technology, and agtech industries;

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  Risks affecting our life science industry tenants, including, but not limited to, high levels of regulation, the safety and efficacy of their products, funding requirements for product research and development, and changes in technology, patent expiration and intellectual property protection;

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  Risks affecting our technology industry tenants, including, but not limited to, an uncertain regulatory environment, rapid technological changes, a dependency on the maintenance and security of the Internet infrastructure, significant funding requirements for product research and development, and inadequate intellectual property protections;

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  Risks affecting our agtech industry tenants, including, but not limited to, governmental policies affecting the agricultural industry, seasonality in business, changes in costs or constraints on supplies or energy used in operations, unavailability of transportation mechanisms for carrying products and raw materials, strikes or labor slowdowns or labor contract negotiations, and technological improvements in agriculture;

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  Any unfavorable effects resulting from federal, state, local, and/or foreign government policies, laws, and/or funding levels;

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  Potential decreases in government funding for our U.S. government tenants;

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  Government-driven changes to the healthcare system that may reduce pricing of drugs, negatively impact healthcare coverage, or negatively impact reimbursement of healthcare services and products;

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  Potential decreases in funding for the U.S. Food & Drug Administration, U.S. National Institute of Health and other government agencies;

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  Lower rental rates and/or higher vacancy rates;

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  Failure to renew or replace expiring leases;

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  Defaults of leases by tenants;

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  Our failure to comply with laws or changes in the law;

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  Compliance with environmental laws;

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  The financial condition of our insurance carriers;

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  Extreme weather conditions or climate change;

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  Terrorist attacks;

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  Availability of and our ability to attract and retain qualified personnel;

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  Our failure to maintain our status as a real estate investment trust ("REIT") for federal tax purposes;

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  Certain ownership interests outside the United States that may subject us to different or greater risks than those associated with our domestic operations;

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  Fluctuations in foreign currency exchange rates;

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  Security breaches through cyber-attacks or cyber-intrusions;

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  The ability of our third-party managers to provide quality services and amenities with respect to our properties;

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  Changes in the method of determining the London Interbank Offered Rate ("LIBOR") or the replacement of LIBOR with an alternative reference rate;

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  Debt service obligations that may have adverse consequences on our business operations;

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  Potential changes to the U.S. tax laws;

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  Potential changes to trade policy, including tariff and import/export regulations;

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  Potential developments from recent political events; and

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  Negative impacts from continued spread of COVID-19, including on the global economy or on our and our tenants' businesses, financial position or results of operations.

        This list of risks and uncertainties is not exhaustive. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under "Risk Factors" contained in this prospectus supplement beginning on page S-7, and under "Risk Factors" and "Forward-Looking Statements" contained in the accompanying prospectus and the other information contained in our publicly available reports filed with the Securities and Exchange Commission (the "SEC"), including our most recently filed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Other than as may be required by law, we do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events, or otherwise.

SUMMARY

        The following summary may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into the accompanying prospectus carefully before deciding whether to invest in the notes. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, the "Company," "Alexandria," "we," "us," and "our" refer to Alexandria Real Estate Equities, Inc. and its subsidiaries. Unless otherwise indicated, the information in this prospectus supplement is as of December 31, 2019.

 Alexandria Real Estate Equities, Inc.

Overview

        We are a Maryland corporation formed in October 1994 that has elected to be taxed as a REIT for federal income tax purposes. We are an S&P 500® urban office REIT and the first and longest-tenured owner, operator, and developer uniquely focused on collaborative life science, technology and agtech campuses in AAA innovation cluster locations, with a total market capitalization of $26.3 billion and an asset base in North America of 39.2 million square feet ("SF") as of December 31, 2019. As of December 31, 2019, the asset base in North America includes 27.0 million rentable square feet ("RSF") of operating properties and 2.1 million RSF of Class A properties currently undergoing construction, 6.3 million RSF of near-term and intermediate-term development and redevelopment projects, and 3.8 million SF of future development projects. Founded in 1994, we pioneered this niche and have since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. We have a longstanding and proven track record of developing Class A properties clustered in urban life science, technology and agtech campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We also provide strategic capital to transformative life science, technology and agtech companies through our venture capital arm. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

        Our primary business objective is to maximize stockholder value by providing our stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth. A key element of our strategy is our unique focus on Class A properties clustered in urban campuses. These key urban campus locations are characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space. They generally represent highly desirable locations for tenancy by life science, technology and agtech entities because of their close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Our strategy also includes drawing upon our deep and broad real estate, life science, technology and agtech relationships in order to identify and attract new and leading tenants and to source additional value-creation real estate.

Recent Developments

Forward Equity Sales Agreements

        In January 2020, we entered into forward equity sales agreements to sell an aggregate of 6.9 million shares of our common stock (including the exercise of an underwriters' option) at a public offering price of $155.00 per share, before underwriting discounts.

        In March 2020, we issued 3.4 million shares of our common stock to partially settle outstanding forward equity sales agreements and received net proceeds of $500.0 million. The proceeds were used to fund acquisitions completed in December 2019.

        As of March 16, 2020, 3.5 million shares of our common stock remain unsettled under forward equity sales agreements, for which we expect to receive proceeds of $528.1 million, to be further adjusted as provided in the sales agreements. We expect the remaining outstanding forward equity sales agreements to be settled in 2020.

At-the-Market Common Stock Offering Program

        In February 2020, we established an at-the-market common stock offering program which allows us to sell up to an aggregate of $850.0 million of our common stock.

Completed Acquisitions

        During the first quarter of 2020, we have closed on $484.1 million of total acquisitions, including:

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  One property, aggregating 509,702 RSF, with operating occupancy of 99% located at 275 Grove Street located in our Route 128 submarket for $226.1 million.

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  Two office buildings, aggregating 106,316 RSF, with operating occupancy of 100% at 3330 and 3412 Hillview Avenue located in our Greater Stanford submarket for $105.0 million.

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  Two properties, aggregating 219,628 RSF, with operating occupancy of 88% at 9808 and 9868 Scranton Road located in our Sorrento Mesa submarket for $102.3 million.

        Additionally, in January 2020, we formed a real estate joint venture with subsidiaries of Boston Properties, Inc., through a non-cash contribution, and are targeting a 51% ownership interest over time. We are the managing member with the power to direct the activities that most significantly affect the economic performance of the joint venture, and will consolidate this joint venture pursuant to the applicable accounting standards. Our partner contributed three office buildings and land supporting 260,000 square feet of future development, and we contributed one office building, one office/laboratory building, one amenity building, at 701, 681, and 685 Gateway Boulevard, respectively, and land supporting 377,000 square feet of future development. This future campus in our South San Francisco submarket will aggregate 1.7 million RSF, approximately 50% of which represents future development and redevelopment opportunities.

Increased Density at 325 Binney Street in Cambridge

        In March 2020, we successfully upzoned the square footage available for the ground-up development of office/laboratory space at 325 Binney Street in our Cambridge submarket to 402,000 square feet from 164,000 square feet.

Refinancing of Unconsolidated Joint Venture Secured Construction Loan

        In March 2020, our unconsolidated joint venture at 1655 and 1725 Third Street, in which we own a 10% interest, refinanced an existing secured construction loan to permanent debt with terms as follows:

Terms	Permanent Loan	Change from Construction Loan
Aggregate borrowings	$600.0 million	Increase of $225.0 million
Maturity date	March 2025	Extended by 45 months
Interest rate	Fixed at 4.5%	Previously Libor + 3.70%

Commercial Paper Program

        In March 2020, we increased the aggregate amount, which we may issue from time to time, under our commercial paper program from $750.0 million to $1.0 billion. Our commercial paper program remains backed by our $2.2 billion unsecured senior line of credit, and any outstanding balance on our commercial paper will reduce our line of credit borrowing capacity.

 The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled "Description of Notes and Guarantee" of this prospectus supplement contains a more detailed description of the terms and conditions of the notes and the indenture governing the notes. As used in this section, unless stated otherwise, the terms "we," "us," "our," and the "Company" refer to Alexandria Real Estate Equities, Inc. and not to any of its subsidiaries, and references to the "Operating Partnership" or "guarantor" refer solely to Alexandria Real Estate Equities, L.P. and not to any of its subsidiaries.

Issuer	Alexandria Real Estate Equities, Inc.
Guarantor	Alexandria Real Estate Equities, L.P.

Issuer/Guarantor Structure

(1)
As of December 31, 2019. For purposes of this chart, the operating properties have been classified at the lowest level at which a majority ownership is held for the entities shown.

(2)
Comprised of our 3.90% unsecured senior notes payable due 2023, 4.000% unsecured senior notes payable due 2024, 3.45% unsecured senior notes payable due 2025, 3.800% unsecured senior notes payable due 2026, 4.30% unsecured senior notes payable due 2026, 3.95% unsecured senior notes payable due 2027, 3.95% unsecured senior notes payable due 2028, 4.50% unsecured senior notes payable due 2029, 2.75% unsecured senior notes payable due 2029, 4.700% unsecured senior notes payable due 2030, 3.375% unsecured senior notes payable due 2031, 4.850% unsecured senior notes payable due 2049, and the existing 2050 notes (collectively, the "existing unsecured senior notes").

(3)
As of December 31, 2019, we had approximately $384.0 million outstanding under our unsecured senior line of credit with a weighted average interest rate of approximately 2.89%.

(4)
Our commercial paper program is backed by our unsecured senior line of credit. As of December 31, 2019, we had no borrowings outstanding under our commercial paper program.

(5)
As of December 31, 2019, we had no preferred stock outstanding.

Securities Offered	$700,000,000 principal amount of 4.900% senior notes due 2030.
Ranking
As of December 31, 2019, we had outstanding $349.4 million of secured indebtedness and $6.4 billion of senior unsecured indebtedness (debt amounts net of $19.0 million of unamortized deferred financing costs, premiums and discounts, and exclusive of trade payables, distributions payable, accrued expenses and committed letters of credit) on a consolidated basis. In addition, as of December 31, 2019, we had interests in unconsolidated joint ventures with $543.0 million of secured indebtedness, with our share of this secured indebtedness totaling $149.2 million based on our ownership interest in these unconsolidated joint ventures. All of our outstanding secured indebtedness as of December 31, 2019 was attributable to indebtedness of our subsidiaries other than Alexandria Real Estate Equities, L.P.

The notes will be our senior unsecured obligations and will rank equally with each other and with all of our existing and future other senior unsecured indebtedness. However, the unsecured senior notes payable are subordinate to existing and future mortgages and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future preferred equity and liabilities, whether secured or unsecured, of our subsidiaries, other than Alexandria Real Estate Equities, L.P.
Guarantee
The notes will be fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P. The guarantee will be a senior unsecured obligation of Alexandria Real Estate Equities, L.P. and will rank equally in right of payment with other senior unsecured obligations of Alexandria Real Estate Equities, L.P.
Interest	The notes will bear interest at a rate of 4.900% per year.
Interest Payment Dates	Interest on the notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2020.
Maturity	The notes will mature on December 15, 2030 unless previously redeemed by us at our option prior to such date.
Our Redemption Rights
At any time before September 15, 2030, we may redeem the notes at our option and in our sole discretion, in whole or from time to time in part, at the redemption price specified herein. If the notes are redeemed on or after September 15, 2030, the redemption price will be equal to the sum of 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon.
See "Description of Notes and Guarantee—Our Redemption Rights" in this prospectus supplement.
Certain Covenants	The indenture governing the notes contains certain covenants that, among other things, limit our, our guarantor's and our subsidiaries' ability to:
• consummate a merger, consolidation or sale of all or substantially all of our assets, and
• incur secured or unsecured indebtedness.

These covenants are subject to a number of important exceptions and qualifications. See "Description of Notes and Guarantee" in this prospectus supplement.
Use of Proceeds	We expect that the net proceeds from this offering will be approximately $691.6 million after deducting the underwriters' discount and our estimated offering expenses.

The net proceeds of the offering will initially be used to reduce the outstanding indebtedness under our unsecured senior line of credit and/or commercial paper program, if any, after which the proceeds will be used for general corporate purposes, as described under "Use of Proceeds" in this prospectus supplement.

As of December 31, 2019, we had approximately $384.0 million outstanding under our unsecured senior line of credit with a weighted average interest rate of approximately 2.89%. Our unsecured line of credit matures on January 28, 2024, provided that we exercise any extension options that we control. We may also borrow from time to time under our unsecured senior line of credit to provide funds for general working capital and other general corporate purposes. General corporate purposes may include the repayment of other debt, and selective development, redevelopment or acquisition of properties.
Trading
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for the notes will develop or be maintained.
Book-Entry Form
The notes will be issued in the form of fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company, commonly known as DTC. Beneficial interests in the global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants, and such interests may not be exchanged for certificated notes, except in limited circumstances.
Additional Notes
We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions as the notes, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby.

Conflicts of Interest	Affiliates of Citigroup Global Markets Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc., BBVA Securities Inc., Capital One Securities, Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, BNP Paribas Securities Corp. and Fifth Third Securities, Inc. are lenders under our unsecured senior line of credit and may receive a portion of the net proceeds from this offering. Additionally, some or all of the underwriters, or their affiliates, may be holders from time to time of our commercial paper and may receive a portion of any amount repaid under our commercial paper program to the extent that we use any such proceeds to reduce the outstanding indebtedness under our commercial paper program. See "Underwriting (Conflicts of Interest)" in this prospectus supplement.
Risk Factors
In analyzing an investment in the notes we are offering pursuant to this prospectus supplement, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement, the information set forth under "Risk Factors" beginning on page S-7 herein and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 beginning on page 6.

RISK FACTORS

        An investment in our notes involves risks. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. You should carefully consider the risks referred to in the section of the accompanying prospectus entitled "Forward-Looking Statements," as well as the risks identified in this prospectus supplement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated herein by reference.

Risks Relating to this Offering

Our business operations may not generate the cash needed to service our indebtedness.

        We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will enable us to pay our indebtedness, including the notes we are offering in this prospectus supplement. If our cash flows and future borrowings are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.

The effective subordination of the notes and guarantee may limit our ability to satisfy our obligations under the notes.

        The notes are unsecured and therefore effectively will be subordinated to any of our and our subsidiaries' existing and future secured obligations. As a result, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of our Company and/or the guarantor of the notes, our assets and the assets of the guarantor will be available to satisfy obligations of our secured debt before any payment may be made on the notes. To the extent that our assets and the assets of the guarantor cannot satisfy in full our secured debt, the holders of such debt would have a claim for any shortfall that would rank equally in right of payment with the notes. In such an event, we may not have sufficient assets remaining to pay amounts on any or all of the notes.

        The notes will be issued by us and guaranteed only by the guarantor. Any claims of holders of the notes to the assets of our subsidiaries other than the guarantor derive from our direct and indirect equity interests in those subsidiaries. Claims of those subsidiaries' creditors (including general creditors and taxing authorities) will generally have priority as to the assets of those subsidiaries over our own equity interest claims and will therefore have priority over the holders of the notes. Consequently, the notes will be effectively subordinated to all liabilities, whether or not secured, of such subsidiaries, and possibly of any subsidiaries that we may in the future acquire or establish, as well as any indebtedness that may be incurred or guaranteed by certain of our existing and future subsidiaries other than the guarantor.

        All of our outstanding secured indebtedness, as of December 31, 2019, was attributable to indebtedness of our subsidiaries other than the guarantor. As of December 31, 2019, all of our outstanding senior unsecured indebtedness was attributable only to the Company and the guarantor, and will rank pari passu with the notes.

We will continue to have the ability to incur debt after this offering; if we incur substantial additional debt, these higher levels of debt may affect our ability to pay principal and interest on the notes.

        Although the agreements governing our unsecured senior line of credit and certain other indebtedness limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness could have important consequences to you, because:

  •
  it could affect our ability to satisfy our obligations under the notes;

  •
  a substantial portion of our available funds would have to be dedicated to interest and principal payments and may not then be available for operations, working capital, capital expenditures, the selective redevelopment, development and acquisition of properties, or general corporate or other purposes;

  •
  it may impair our ability to obtain additional financing in the future;

  •
  it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

  •
  it may make us more vulnerable to downturns in our business, our industry or the economy in general.

The indenture governing the notes will contain certain covenants that limit our operating flexibility.

        The indenture governing the notes will contain certain covenants that, among other things, will restrict our, our guarantor's, and our subsidiaries' ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

  •
  consummate a merger, consolidation or sale of all or substantially all of our assets, and

  •
  incur secured or unsecured indebtedness.

        In addition, our existing unsecured senior notes and unsecured senior line of credit require us to meet specified financial ratios, and the indenture governing the notes will require us to maintain at all times a specified ratio of unencumbered assets to unsecured debt. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these and other provisions of the indenture governing the notes, the indentures governing the existing unsecured senior notes and our unsecured senior line of credit may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events beyond our control. The breach of any of these covenants, including those contained in our indentures governing the existing unsecured senior notes and our unsecured senior line of credit could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

If there is no active and liquid trading market for the notes, the market price of the notes may decline and you may be unable to sell your notes.

        The notes are a new issue of securities for which there is currently no public market. We do not intend to list the notes on any national securities exchange or for a quotation of the notes on any quotation system. Accordingly, an active trading market may not develop or be maintained for the notes. Even if a trading market for the notes develops or is maintained, the market may not be liquid. If an active trading market does not develop or is not maintained, you may be unable to resell your notes or may only be able to sell them at a substantial discount.

We may invest or spend the net proceeds in this offering in ways with which you may not agree and in ways that may not earn a profit.

        The net proceeds of the offering will initially be used to reduce the outstanding indebtedness under our unsecured senior line of credit and/or commercial paper program, if any, after which the proceeds will be used for general corporate purposes. As of December 31, 2019, we had approximately $384.0 million outstanding under our unsecured senior line of credit with a weighted average interest rate of approximately 2.89%. Our unsecured line of credit matures on January 28, 2024, provided that we exercise any extension options that we control. We may also borrow from time to time under our unsecured senior line of credit to provide funds for general working capital and other general corporate purposes. General corporate purposes may include the repayment of other debt, and selective development, redevelopment or acquisition of properties. However, we will retain broad discretion over the use of the proceeds from this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits.

We may redeem your notes at our option, which may adversely affect your return.

        As described under "Description of Notes and Guarantee—Our Redemption Rights," we have the right to redeem the notes in whole or in part from time to time. We may choose to exercise this redemption right when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

An increase in market interest rates could result in a decrease in the value of the notes.

        In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Adverse changes in our credit ratings could negatively affect our financing ability.

        Our credit ratings may affect the amount of capital we can access, as well as the terms and pricing of any debt we may incur. There can be no assurance that we will be able to maintain our current credit ratings. In the event that our current credit ratings are downgraded or removed, we would most likely incur higher borrowing costs and experience greater difficulty in obtaining additional financing, which would in turn have a material adverse impact on our financial condition, results of operations, and liquidity.

Risks Related to Our Business

The current outbreak of the novel coronavirus, or COVID-19, or the future outbreak of any other highly infectious or contagious diseases, could adversely impact or cause disruption to our financial condition and results of operations. Further, the spread of the COVID-19 outbreak could cause severe disruptions in the U.S. and global economy, may further disrupt financial markets and could potentially create widespread business continuity issues.

        In recent years the outbreaks of a number of diseases, including Avian Bird Flu, H1N1, and various other "super bugs," have increased the risk of a pandemic. In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread to over 100 countries, including the United States. COVID-19 has also spread to every state in the United States where we own and operate our properties and have our executive offices and principal operations. On March 11, 2020 the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020 the United States declared a national emergency with respect to COVID-19.

        The potential impact and duration of COVID-19 or another pandemic could have repercussions across regional and global economies and financial markets. The outbreak of COVID-19 in many countries continues to adversely impact global economic activity and has contributed to significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and, as cases of the virus have continued to be identified in additional countries, many countries, including the United States, have reacted by instituting quarantines and restrictions on travel.

        Certain states and cities, including where we own properties and/or have development sites, including among others, the cities of Boston, San Francisco (including five other San Francisco Bay area counties), and Seattle and the states of California and New York, have also reacted by instituting quarantines, restrictions on travel, "shelter in place" rules, restrictions on types of business that may continue to operate, and/or restrictions on types of construction projects that may continue. We expect additional states and cities to implement similar restrictions, although, in certain cases, exceptions may be available for essential healthcare operations (with exceptions construed broadly to avoid any impacts to the delivery of healthcare, broadly defined), research and laboratory activities, essential manufacturing for pharmaceuticals, medical equipment and instruments, safety products, essential retail, including pharmacies, essential building services, such as cleaning and maintenance, skilled trades, such as plumbers and electricians, and certain essential construction projects. There is no assurance that such exceptions will enable us to avoid adverse effects to our operations and business. As of March 22, 2020, none of our ground-up development projects undergoing above ground vertical construction have had to permanently cease construction. Construction workers are practicing "social distancing" and following rules that restrict gathering of large groups of people in close proximity to others as well as other appropriate practices. The city of Boston implemented a moratorium on construction effective March 17, 2020. We have no ground-up development projects located in Boston undergoing above ground vertical construction; however, we do have certain tenant improvements and other renovations that may be subject to this moratorium unless the city grants an exclusion for these projects since they may qualify as essential healthcare operations and/or essential construction projects for essential healthcare operations. Although critical research and development efforts are continuing in our office/laboratory properties, in certain cases such research and development efforts have fewer workers, and non-critical workers in these buildings and most office buildings are working remotely. When appropriate, certain spaces have been and may be subject to temporary closure for quarantine and proper disinfecting. Our asset base includes a small amount of restaurant, conference center, gym and retail space approximating 2-3% of our annual rental revenue, which is not covered by the exceptions listed above. Such actions may create disruption in global supply chains and adversely impact a number of industries. The COVID-19 outbreak, and future pandemics, could have a significant adverse impact on economic and market conditions of economies around the world, including the United States, and trigger a period of global economic slowdown or global recession.

        The effects of COVID-19 or another pandemic on our or our tenants' ability to successfully operate could be adversely impacted due to, among other factors:

  •
  the continued service and availability of personnel, including our executive officers and other leaders that are part of our management team and our ability to recruit, attract and retain skilled personnel—to the extent our management or personnel are impacted in significant numbers by the outbreak of pandemic or epidemic disease and are not available or allowed to conduct work, our business and operating results may be negatively impacted;

  •
  difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our or our tenants' ability to access capital necessary to fund business operations or replace or renew maturing liabilities on a timely basis, and may adversely affect the valuation of financial assets and liabilities, any of which could affect our ability to meet liquidity and capital expenditure requirements or have a material adverse effect on our business, financial condition, results of operations and cash flows;

  •
  our and our tenants' ability to operate or operate in affected areas, or delays in the supply of products or services from our and our tenants' vendors that are needed for us and our tenants to operate effectively;

  •
  our and our tenants' ability to continue or complete construction as planned for their operations, or delays in the supply of materials or labor necessary for construction, may affect our ability to complete construction and collect rent and may have a material adverse effect on our business, financial condition, result of operations and cash flows;

  •
  our tenants' ability to pay rent on their leases or our inability to lease space in our properties on favorable terms;

  •
  our ability to ensure business continuity in the event our continuity of operations plan is not effective or improperly implemented or deployed during a disruption; and

  •
  our ability to operate, which may cause our business and operating results to decline or impact our ability to comply with regulatory obligations leading to reputational harm and regulatory issues or fines.

        The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19. Nevertheless, COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

 USE OF PROCEEDS

        We expect to receive approximately $691.6 million in net proceeds from the sale of the notes in this offering after payment of our expenses related to this offering and underwriting discount. The net proceeds of the offering will initially be used to reduce the outstanding indebtedness under our unsecured senior line of credit and/or commercial paper program, if any, after which the proceeds will be used for general corporate purposes.

        As of December 31, 2019, we had approximately $384.0 million outstanding under our unsecured senior line of credit with a weighted average interest rate of approximately 2.89%. Our unsecured line of credit matures on January 28, 2024, provided that we exercise any extension options that we control. As of December 31, 2019, no borrowings were outstanding under our commercial paper program. We may also borrow from time to time under our unsecured senior line of credit to provide funds for general working capital and other general corporate purposes. General corporate purposes may include the repayment of other debt, and selective development, redevelopment or acquisition of properties. Affiliates of Citigroup Global Markets Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are lenders under our unsecured senior line of credit and may receive a portion of the net proceeds from this offering. Additionally, some or all of the underwriters, or their affiliates, may be holders from time to time of our commercial paper. See "Underwriting (Conflicts of Interest)."

DESCRIPTION OF NOTES AND GUARANTEE

        The following description supplements, and to the extent inconsistent, amends and supersedes the description appearing in the accompanying prospectus under "Description of Debt Securities and Related Guarantees" and "Description of Global Securities." The following description summarizes certain terms and provisions of the notes and the indenture, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture. The form of the indenture has been filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus are deemed a part. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this section, unless stated otherwise, the terms "we," "us," "our" or "the Company" refer to Alexandria Real Estate Equities, Inc. and not to any of its subsidiaries, and references to the "Operating Partnership" or "guarantor" refer solely to Alexandria Real Estate Equities, L.P. and not to any of its subsidiaries.

General

        The notes constitute a separate series of debt securities issued pursuant to an indenture dated as of March 3, 2017 among us, the Operating Partnership, as guarantor, and Branch Banking and Trust Company ("BB&T"), as trustee (the "base indenture"). The notes will be issued pursuant to the base indenture, as supplemented by a supplemental indenture to be entered into among us, the Operating Partnership, as guarantor, and BB&T, as trustee (the "notes supplemental indenture"). In this prospectus supplement, we refer to the base indenture, as supplemented by the notes supplemental indenture, as the "indenture."

        You may request copies of the indenture and the form of the notes from us as described in "Where You Can Find More Information" in the accompanying prospectus.

        The notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described in the accompanying prospectus under "Description of Global Securities." The registered holder of a note will be treated as its owner for all purposes.

        If any interest payment date, stated maturity date or redemption date is not a business day at any place of payment, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term "business day" means, with respect to any note, any day, except a Saturday, Sunday or legal holiday in The City of New York or the place of payment on which banking institutions or the corporate trust office of the trustee are authorized or required by law, regulation or executive order to close. All payments will be made in U.S. dollars.

        The notes will be fully and unconditionally guaranteed by the Operating Partnership on a senior unsecured basis. See "—Guarantee" below.

        The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on such notes. See "Federal Income Tax Considerations" of this prospectus supplement and in the accompanying prospectus. We will set off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption of notes.

Ranking

        As of December 31, 2019, we had outstanding $349.4 million of secured indebtedness and $6.4 billion of senior unsecured indebtedness (debt amounts net of $19.0 million of unamortized deferred financing costs, premiums and discounts, and exclusive of trade payables, distributions payable, accrued expenses and committed letters of credit) on a consolidated basis. In addition, as of December 31, 2019, we had interests in unconsolidated joint ventures with $543.0 million of secured indebtedness, with our share of this secured indebtedness totaling $149.2 million based on our ownership interest in these unconsolidated joint ventures. All of our outstanding secured indebtedness as of December 31, 2019 was attributable to indebtedness of our subsidiaries other than the guarantor. As of December 31, 2019, all of our outstanding senior unsecured indebtedness was attributable only to indebtedness of the Company and the guarantor, and will rank pari passu with the notes.

        The notes will be our senior unsecured obligations and will rank equally with each other and with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated to our existing and future mortgages and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future preferred equity and liabilities, whether secured or unsecured, of our subsidiaries other than the Operating Partnership.

        The indenture permits us to issue different series of debt securities from time to time. The specific terms of any other series of debt securities may differ from those of the notes.

        Except as described under "—Certain Covenants" and "—Limitations on Mergers and Other Transactions" in this prospectus supplement, the indenture governing the notes does not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction, (2) a change of control of us or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our assets or similar transaction that may adversely affect the holders of the notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the notes. See "Risk Factors—Risks Related to this Offering—The effective subordination of the notes and guarantee may limit our ability to satisfy our obligations under the notes" in this prospectus supplement.

Additional Notes

        The notes will initially be limited to an aggregate principal amount of $700,000,000. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby (as determined by us). The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

        The notes will accrue interest at the rate of 4.900% per year. Interest on the notes will accrue from and including March 26, 2020 or the most recent interest payment date to which interest has been paid or otherwise provided. Interest on the notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2020. The interest so payable on the notes will be paid to each holder in whose name a note is registered at the close of business on June 1 or December 1 (whether or not a business day), immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        If we redeem the notes in accordance with the terms of the notes, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such notes for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity

        The notes will mature on December 15, 2030. The notes will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under "—Our Redemption Rights" below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

        We may redeem the notes at any time before September 15, 2030 at our option and in our sole discretion, in whole or from time to time in part, at a redemption price equal to the sum of:

  •
  100% of the principal amount of the notes being redeemed;

  •
  accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption; and

  •
  the Make-Whole Amount, if any.

        The redemption price for any notes redeemed on or after September 15, 2030 will be equal to the sum of 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption, and will not include the Make-Whole Amount.

        As used herein:

        "Make-Whole Amount" means, in connection with any optional redemption of the notes, the excess, if any, as determined by the Company, of: (1) the aggregate present value as of the date of such redemption of 100% of the principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such principal amount through September 15, 2030, as if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined by the Company on the third business day preceding the date a notice of redemption is given) from the respective dates on which such principal and interest would have been payable (or, in the case of accrued interest as of September 15, 2030 from such date), as if such redemption or payment had not been made, over (2) the aggregate principal amount of the notes being redeemed or paid.

        "Reinvestment Rate" means 0.500%, plus the weekly yield for the most recent week set forth in the most recent Statistical Release for the constant maturity U.S. Treasury security (rounded to the nearest month) corresponding to the respective remaining life to maturity, (assuming, for the purposes of this definition, that the notes mature on September 15, 2030) as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the

Statistical Release changes in a manner that precludes determination of the yield in the above manner, then the yield will be determined in the manner that most closely approximates the above manner, as we reasonably determine.

        "Statistical Release" means that statistical release designated "H.15" or any successor publication that is published weekly by the Federal Reserve System and that establishes annual yields on actively traded U.S. government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the indenture, then such other reasonably comparable index the Company designates. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by us.

        Notice of any redemption will be sent at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed, or longer in the case of a satisfaction and discharge of the indenture. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

        If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the notes.

        In the event of any redemption of notes in part, we will not be required to:

  •
  issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the notes to be so redeemed; or

  •
  register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part; or

  •
  register the transfer or exchange of any note between a record date and the next succeeding interest payment date.

        If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

  •
  such notes will cease to be outstanding;

  •
  interest on such notes will cease to accrue; and

  •
  all rights of holders of such notes will terminate except the right to receive the redemption price.

        Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

        We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain Covenants

Limitations on Incurrence of Debt

        Limitation on Total Outstanding Debt.    The notes will provide that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indenture governing the notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries' outstanding Debt on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (1) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        Secured Debt.    In addition to the foregoing limitation on the incurrence of Debt, the notes will provide that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indenture governing the notes, secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any of our subsidiaries' property if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries' outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our subsidiaries' property is greater than 40% of the sum of (without duplication) (1) Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any of our subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; provided, that for purposes of this limitation, the amount of obligations under capital leases shown as a liability on the Company's consolidated balance sheet shall be deducted from Debt and from Total Assets.

        Ratio of Consolidated EBITDA to Interest Expense.    The notes will provide that we will not, and will not permit any of our subsidiaries to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indenture governing the notes, if the ratio of Consolidated EBITDA to Interest Expense for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on an unaudited pro forma basis after giving effect to the incurrence of such additional Debt and to the application of the proceeds therefrom, and calculated on the assumption that: (1) such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (2) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (4) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets or other placement of any assets in service or removal of any assets from service by us or any of our subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition, disposition, placement in service or removal from service, or any related repayment of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service, being included in such unaudited pro forma calculation and determined reasonably in good faith by us. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Interest Expense, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

Maintenance of Unencumbered Total Asset Value

        The notes will provide that we, together with our subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate outstanding principal amount of all our and our subsidiaries' unsecured Debt, taken as a whole.

Insurance

        The notes will provide that we will, and will cause each of our subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law.

Provision of Financial Information

        For so long as the notes are outstanding, if at any time we are not subject to the periodic reporting requirements of the Exchange Act for any reason, we will, at our option, either (i) post on a publicly available website, (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a "Confidential Datasite"), or (iii) deliver to the trustee and the holders of the notes within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying "Management's Discussion and Analysis of Financial Condition and Results of Operations" that would have been required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, had we been subject to such Exchange Act reporting requirements. The trustee shall have no obligation to determine whether or not such reports, information, statements or documents have been filed, posted or delivered. Delivery of such reports, information, statements and documents to the trustee is for informational purposes only and the trustee's receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture. If we elect to furnish such reports via a Confidential Datasite, access to the Confidential Datasite will be provided upon request to holders, beneficial owners of and bona fide potential investors in the notes.

Certain Definitions

        As used herein:

        "Acquired Debt" means Debt of a person (1) existing at the time such person becomes a subsidiary or (2) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

        "Consolidated EBITDA" means, for any period of time, the net income (loss) of us and our subsidiaries, determined on a consolidated basis in accordance with GAAP for such period, before deductions for (without duplication):

  (1)
  Interest Expense;

  (2)
  taxes;

  (3)
  depreciation and amortization (including depreciation and amortization with respect to interests in joint ventures and partially owned entity investments), amortization of deferred charges, and all other non-cash items, as determined reasonably and in good faith by us;

  (4)
  impairments, prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed);

  (5)
  extraordinary items, the effect of any charge resulting from a change in accounting principles in determining net income (loss), non-recurring items or other unusual items, as determined reasonably and in good faith by us;

  (6)
  noncontrolling interests;

  (7)
  amounts related to swap ineffectiveness or attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and

  (8)
  gains or losses on dispositions of real estate investments or property valuation losses.

        For purposes of calculating Consolidated EBITDA, GAAP is not applicable with respect to the determination of all non-cash and non-recurring items which shall be determined reasonably and in good faith by us.

        "Debt" means any of our or any of our subsidiaries' indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes (including the notes offered hereby), debentures or similar instruments, (2) obligations secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary, but only to the extent of the lesser of (a) the amount of obligations so secured and (b) the fair market value (determined in good faith by the board of directors of such person (as evidenced by an officers' certificate to the trustee) or, in the case of the Company or a subsidiary of the Company, by the Company's board of directors) of the property subject to such mortgage, pledge, lien, charge, encumbrance or security interest, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, or (4) any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease (finance lease) in accordance with generally accepted accounting principles; but only to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with GAAP. The term "Debt" also includes, to the extent not otherwise included, any obligation of us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which we or any of our subsidiaries are a party and have assigned our or their interest, provided that such assignee of ours is not in default of any amounts due and owing under such leases),

Debt of another person (other than us or any of our subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our subsidiaries whenever we or such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

        "GAAP" and "generally accepted accounting principles" means accounting principles generally accepted in the United States, as in effect from time to time; provided that if, as of a particular date as of which compliance with the covenants contained in the Indenture is being determined, there have been changes in accounting principles generally accepted in the United States from those that applied to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2019, we may, in our sole discretion, determine compliance with the covenants contained in the Indenture using accounting principles generally accepted in the United States, as in effect as of the end of any calendar quarter selected by us, in our sole discretion, that is on or after December 31, 2019 and prior to the date as of which compliance with the covenants in the Indenture is being determined ("Fixed GAAP"), and, solely for purposes of calculating the covenants as of such date, "GAAP" shall mean Fixed GAAP.

        "Intercompany Debt" means Debt to which the only parties are any of us, the Operating Partnership and any subsidiary of us or the Operating Partnership; provided, however, that with respect to any such Debt of which we or the Operating Partnership is the borrower, such Debt is subordinate in right of payment to the notes.

        "Interest Expense" means, for any period of time, the aggregate amount of interest expense determined on a consolidated basis in accordance with GAAP for such period by us and our subsidiaries, but excluding (i) interest reserves funded from the proceeds of any loan, (ii) prepayment penalties, (iii) amortization of deferred financing costs, and (iv) swap ineffectiveness charges or charges attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP.

        "Total Assets" as of any date means the sum of (1) our and all of our subsidiaries' Undepreciated Real Estate Assets and (2) all of our and our subsidiaries' other assets determined in accordance with GAAP (but excluding accounts receivable and acquisition intangibles, including goodwill).

        "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of our and our subsidiaries' real estate assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

        "Unencumbered Total Asset Value" as of any date means the sum of (1) those Undepreciated Real Estate Assets not encumbered by any mortgage, lien, charge, pledge or security interest and (2) all of our and our subsidiaries' other assets on a consolidated basis determined in accordance with GAAP (but excluding accounts receivable and acquisition intangibles, including goodwill), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest; provided, however, that, in determining Unencumbered Total Asset Value for purposes of the covenant set forth above in "—Maintenance of Unencumbered Total Asset Value," all investments by the Company and any subsidiary in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities accounted for financial reporting purposes using the equity method of accounting in accordance with GAAP shall be excluded from Unencumbered Total Asset Value.

Guarantee

        The Operating Partnership will fully, unconditionally and absolutely guarantee our obligations under the notes, including the due and punctual payment of principal of and interest on the notes and all other amounts due and payable under the indenture, including any Make-Whole Amount, when and as such principal and interest and other amounts due and payable under the indenture (and, if applicable, any Make-Whole Amount) shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be a senior unsecured obligation of the Operating Partnership and will rank equally in right of payment with other senior unsecured obligations of the Operating Partnership.

Limitations on Mergers and Other Transactions

        We and the Operating Partnership may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

  •
  we are, or the Operating Partnership is, the surviving entity, or the successor person (if other than us or the Operating Partnership) is a corporation, partnership or trust organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our or the Operating Partnership's obligations on the debt securities or the guarantee, as applicable, under the indenture;

  •
  immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

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  certain other conditions are met.

        In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the surviving entity, the successor person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of ours under the indenture, and we shall be released from our obligations and covenants under the notes and the indenture.

Events of Default

        The indenture for the notes provides that the following events are "Events of Default" with respect to the notes:

  •
  default in the payment of any interest on the notes when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of, premium on or redemption price due with respect to, the notes when due and payable;

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  failure to pay any debt of the Company, the Operating Partnership or any Significant Subsidiary in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding notes);

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  except as permitted by the indenture and the notes, the guarantee by the Operating Partnership shall cease to be in full force and effect or the Operating Partnership shall deny or disaffirm its obligations with respect thereto;

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  default in the performance or breach of any other covenant or warranty by us or the Operating Partnership in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than these notes), which default continues uncured for a period of 90 calendar days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount outstanding of the notes as provided in the indenture; and

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  certain events of bankruptcy, insolvency or reorganization of us, the Operating Partnership or any Significant Subsidiary.

        As used herein:

        "Significant Subsidiary" means each Subsidiary that is a "significant subsidiary," if any, of the Company, as such term is defined in Regulation S-X under the Securities Act of 1933, as amended.

        "Subsidiary" means any corporation or other entity of which a majority of the voting power of the voting equity securities are owned directly or indirectly by the Company.

        No Event of Default with respect to the notes (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of our debt securities. The occurrence of an Event of Default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an Event of Default with respect to the notes occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on all of the notes. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding notes. At any time after a declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding notes may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to the notes, have been cured or waived as provided in the indenture.

        The trustee will be required to give notice to the holders of notes within 90 days after a Default under the indenture unless the Default has been cured or waived. The trustee may withhold notice of any Default to the holders of the notes, except a Default in the payment of the principal of or interest on the notes, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders. As used herein, the term "Default" means, with respect to the indenture and the notes, any event that is, or with the passage of time or giving of notice would be, an Event of Default. The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding notes, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

        No holder of the notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to the notes; and

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  the holders of at least 25% in principal amount of the outstanding notes have made written request to the trustee, and offered indemnity reasonably satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of at least 25% in principal amount of the outstanding notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of the notes will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on that debt security on or after the due dates expressed in the notes and to institute suit for the enforcement of payment.

        The indenture requires us, within 120 days after the end of the year, to furnish to the trustee a statement as to compliance with the indenture.

Modification and Waiver

        See "Description of Debt Securities and Related Guarantees—Modification and Waiver" in the accompanying prospectus.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        See "Description of Debt Securities and Related Guarantees—Defeasance and Covenants Defeasance" in the accompanying prospectus.

Trustee

        BB&T will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at our option.

        If an Event of Default has occurred and is continuing, the trustee will exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The trustee may refuse to perform any duty or exercise any right or power at the request or direction of any holder of the notes unless it receives indemnity satisfactory to it against any loss, liability or expense.

        If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Conversion or Exchange Rights

        The notes will not be convertible into or exchangeable for any capital stock or other equity securities of us or the Operating Partnership.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee or stockholder (past or present) of ours or the Operating Partnership, as such, will have any liability for any of our obligations or those of the Operating Partnership under the notes, the guarantee or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Depository Procedures

        The following description of the operations and procedures of The Depository Trust Company, or DTC, is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. None of us, the

Operating Partnership, the trustee, or the underwriters take responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the Indirect Participants). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

          (1)   upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the global notes; and

          (2)   ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture governing the notes for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, the Company and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Operating Partnership, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Participants.

Transfer and Exchange

        See "Description of Global Securities" in the accompanying prospectus.

Same Day Settlement and Payment

        We will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Notices

        Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing Law

        The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the law of the State of New York.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the notes. What follows supplements the discussion of U.S. federal income tax considerations in the accompanying prospectus, as superseded by the discussion set forth in Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which discussion is hereby incorporated by reference herein and should be read in conjunction with the discussion below. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), current and proposed Treasury regulations, administrative decisions and rulings of the Internal Revenue Service (the "IRS") and court decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. The following summary does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under the federal income tax laws. In particular, this discussion deals only with persons who hold the notes as capital assets within the meaning of the Code. This discussion assumes the notes will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. Except as expressly provided below, this discussion does not address the tax treatment of special classes of persons, including, without limitation, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding the notes as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax, foreign corporations, foreign estates or trusts and persons who are not citizens or residents of the United States. Furthermore, this discussion does not address any state, local, foreign or non-income tax considerations or the impact of Section 451(b) of the Code on accrual method taxpayers.

        For purposes of the following summary, a "U.S. Holder" generally refers to (i) an individual who is a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more "United States persons" (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person. A "Non-U.S. Holder" generally refers to a person, other than an entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

        If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the notes, the U.S. federal income tax consequences to a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax considerations of an investment in the notes.

        THE DISCUSSION SET FORTH BELOW IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

Characterization of the Notes

        If we redeem the notes, we may be obligated to pay additional amounts in excess of stated principal and interest. See "Description of Notes and Guarantee—Our Redemption Rights." Notwithstanding the possible payment of such additional amounts, we intend to take the position that the notes should not be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, holders could be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. Holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes the notes will not be treated as contingent payment debt instruments.

Taxation of U.S. Holders

Payments of Interest

        Stated interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such interest is actually or constructively received, in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

Sale, Exchange, or Retirement

        Upon the sale, exchange, retirement or other disposition of a note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon such sale, exchange, retirement or other disposition (less an amount equal to any accrued interest not previously included in income, which will be included in income as ordinary interest income) and the U.S. Holder's adjusted tax basis in the note. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the note. A U.S. Holder's adjusted tax basis in a note generally will be the cost of the note to such U.S. Holder, increased by any market discount (as discussed below) previously included in income with respect to the note, and decreased by the amount of any payment (other than a payment of qualified stated interest) received in respect of the note and any amortizable bond premium deducted by such holder.

        Subject to the discussion of market discount below, gain or loss realized on the sale, exchange, retirement or other disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Market Discount

        If a U.S. Holder purchases a note subsequent to its original issuance for an amount that is less than its stated redemption price at maturity, such difference will be treated as "market discount" unless such difference is less than a specified de minimis amount. Under the market discount rules, any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note will be treated as ordinary income to the extent of accrued market discount not previously included in income. In addition, a holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of interest expense on any indebtedness attributable to such note.

        Market discount accrues ratably during the period from the date of acquisition to the maturity date of the note, unless a holder elects to accrue under a constant yield method. A holder may elect to include market discount in income currently as it accrues, in which case the rule described above regarding deferral of interest deductions will not apply. An election by a holder to include market discount in income currently, once made, applies to all market discount obligations acquired by such holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Amortizable Bond Premium

        If a holder purchases a note for an amount in excess of the sum of all amounts payable on such note after the purchase date (other than qualified stated interest), such holder will be considered to have purchased such note with "amortizable bond premium" equal to such excess. A holder generally may elect to amortize such premium over the remaining term of the note under a constant yield method as an offset to interest when includible in income. A holder who elects to amortize bond premium must reduce its tax basis in the note by the amount of the premium amortized in any year. An election to amortize premium on a constant yield method will apply to all debt obligations held or subsequently acquired by the holder on or after the first day of the first taxable year to which the election applies. A holder may not revoke the election without the consent of the IRS.

Additional Medicare Tax

        Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.

Taxation of Non-U.S. Holders

Payments of Interest

        Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding and FATCA (as defined below), principal and interest payments received from us or our agent generally will not be subject to U.S. federal income or withholding tax, except as provided below.

        Interest may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

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  Such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, and if certain tax treaties apply, a permanent establishment maintained in the United States;

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  a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

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  a Non-U.S. Holder is a "controlled foreign corporation" for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

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  a Non-U.S. Holder is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

  •
  the Non-U.S. Holder does not satisfy the certification requirements described below.

        A Non-U.S. Holder generally will satisfy the certification requirements if the Non-U.S. Holder certifies, under penalties of perjury, that it is not a "United States person" (within the meaning of the Code) and provides its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, as applicable, or a successor form). Payments otherwise subject to withholding under the rules set forth above may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form), claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty.

        A Non-U.S. Holder generally will be subject to tax in the same manner as a U.S. Holder with respect to payments of interest effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and, if required under an applicable tax treaty, a permanent establishment maintained in the United States. In some circumstances, such effectively connected income received by a corporate Non-U.S. Holder may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be provided by an applicable treaty.

Sale, Exchange, or Retirement

        Subject to the discussion below concerning backup withholding and FATCA (as defined below), a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement or other disposition of a note, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States and, if required under an applicable tax treaty, a permanent establishment maintained in the United States; and (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of the note. An individual Non-U.S. Holder present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, subject to certain additional conditions, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange or other disposition.

        A Non-U.S. Holder generally will be subject to tax in the same manner as a U.S. Holder with respect to gain realized on the sale, exchange, retirement or other disposition of a note if such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and, if required under an applicable tax treaty, a permanent establishment maintained in the United States. In some circumstances, such effectively connected gain received by a corporate Non-U.S. Holder may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be provided by an applicable treaty.

Backup Withholding and Information Reporting

        In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal and interest on the notes. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a note before maturity. Additionally, backup withholding generally will apply to any payments if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns, or the U.S. Holder does not certify that it has not underreported its interest and dividend income. If applicable, backup withholding will be imposed currently at a rate of 24%.

        In the case of a Non-U.S. Holder, backup withholding and information reporting generally will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied.

        In addition, payments of the proceeds from the sale of a note to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose U.S. partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a U.S. branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a Non-U.S. Holder unless the broker, custodian, nominee, or other dealer has documentation of such holder's foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary.

        Payment of the proceeds from a sale of a note to or through the U.S. office of a broker is subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

Foreign Account Tax Compliance Act

        The Foreign Account Tax Compliance Act ("FATCA") imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends ("Withholdable Payments"), if paid to a "foreign financial institution" (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

        These withholding and reporting requirements generally apply to U.S.-source periodic payments and to payments of gross proceeds from a sale or redemption. Regulations proposed by the U.S. Treasury Department in December 2018, indicate an intent to eliminate the requirement under FATCA to withhold on gross proceeds of the disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

        Citigroup Global Markets Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$150,579,000
BofA Securities, Inc.	122,689,000
Goldman Sachs & Co. LLC	122,689,000
J.P. Morgan Securities LLC	122,689,000
Barclays Capital Inc.	12,366,000
BBVA Securities Inc.	12,365,000
Capital One Securities, Inc.	12,365,000
Evercore Group L.L.C.	12,365,000
Mizuho Securities USA LLC	12,365,000
RBC Capital Markets, LLC	12,365,000
Regions Securities LLC	12,365,000
Scotia Capital (USA) Inc.	12,365,000
SMBC Nikko Securities America, Inc.	12,365,000
SunTrust Robinson Humphrey, Inc.	12,365,000
TD Securities (USA) LLC	12,365,000
U.S. Bancorp Investments, Inc.	12,365,000
Wells Fargo Securities, LLC	12,365,000
BNP Paribas Securities Corp.	10,304,000
Fifth Third Securities, Inc.	10,304,000

Total	$700,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discount

        The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of 0.500% of the principal amount of the notes. The underwriters may allow, and those dealers may reallow, on sales to other dealers a concession not to exceed 0.300% of the principal amount of the notes. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us.

	Per Note	Total
Public offering price(1)	99.933%	$699,531,000
Underwriting discount	0.850%	$5,950,000
Proceeds, before expenses, to us(1)	99.083%	$693,581,000

(1)
Plus accrued interest, if any, from the original date of issue.

        The expenses of the offering, not including the underwriting discount, are estimated at approximately $2.0 million and are payable by us.

        The notes are a new issue of securities for which there currently is no market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes after completion of the offering and as permitted by applicable law. They are not obligated, however, to make a market in the notes and any market-making may be discontinued at any time at their sole discretion. However, we cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the notes will develop and continue after this offering. Accordingly, no assurance can be given as to the development or liquidity of any market for the notes.

Price Stabilization, Short Positions

        In connection with the offering, the underwriters may purchase and sell our notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our notes or preventing or retarding a decline in the market price of our notes. As a result, the price of our notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

        Affiliates of Citigroup Global Markets Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc., BBVA Securities Inc., Capital One Securities, Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, BNP Paribas

Securities Corp. and Fifth Third Securities, Inc. are lenders under our unsecured senior line of credit. As of December 31, 2019, we had approximately $384.0 million outstanding under our unsecured senior line of credit with a weighted average interest rate of approximately 2.89%. Our unsecured line of credit matures on January 28, 2024, provided that we exercise any extension options that we control. See "Use of Proceeds." As a result, Citigroup Global Markets Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc., BBVA Securities Inc., Capital One Securities, Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments Inc., Wells Fargo Securities, LLC, BNP Paribas Securities Corp. and Fifth Third Securities, Inc., or their affiliates, may receive more than 5% of the net proceeds of this offering, not including the underwriting discount. Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.

Other Relationships

        An affiliate of BofA Securities, Inc. is the Administrative Agent for our unsecured senior line of credit. Affiliates of Citigroup Global Markets Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are Joint Lead Arrangers for our unsecured senior line of credit. Affiliates of Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC are Joint Bookrunners for our unsecured senior line of credit. Affiliates of Citigroup Global Markets Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are Co-Syndication Agents for our unsecured senior line of credit. Affiliates of Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC are L/C Issuers for our unsecured senior line of credit. Affiliates of SunTrust Robinson Humphrey, Inc., BNP Paribas Securities Corp. and Fifth Third Bank, National Association are Managing Agents for our unsecured line of credit. Additionally, some or all of the underwriters, or their affiliates, may be holders from time to time of our commercial paper and may receive a portion of any amount repaid under our commercial paper program to the extent that we use any such proceeds to reduce the outstanding indebtedness under our commercial paper program.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended Settlement

        We expect that delivery of the notes will be made to investors on or about March 26, 2020, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as "T+3"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 ("Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

        This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

        In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Issuer or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA ("FINMA"), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

 LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California, and certain matters with respect to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York. Morrison & Foerster LLP will rely upon the opinion of Venable LLP as to all matters with respect to Maryland law.

EXPERTS

        The consolidated financial statements of Alexandria Real Estate Equities, Inc. appearing in Alexandria Real Estate Equities, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Alexandria Real Estate Equities, Inc.'s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Alexandria Real Estate Equities, Inc.

Common Stock	Rights
Preferred Stock	Warrants
Debt Securities

Alexandria Real Estate Equities, L.P.

Guarantees of Debt Securities

        We may issue Alexandria Real Estate Equities, Inc.'s shares of common stock, shares of preferred stock, rights, warrants or debt securities, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings. Alexandria Real Estate Equities, L.P. may guarantee any debt securities that we issue under this prospectus.

        Each time that we or any selling security holders sell securities under this prospectus, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or such other offering material.

        We or any selling security holders may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements or other offering material. We also may sell securities directly to investors. We will not receive any proceeds from the sale of common stock, preferred stock, rights, warrants or debt securities sold by any selling security holder. Alexandria Real Estate Equities, L.P. will not receive any proceeds from issuing guarantees of any debt securities.

        Our common stock is traded on the New York Stock Exchange under the symbol "ARE." Our 7.00% Series D cumulative convertible preferred stock is traded on the New York Stock Exchange under the symbol "ARE-D."

        Investing in our securities involves risks. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is December 18, 2017.

i

ABOUT THIS PROSPECTUS

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our," "our company" or "the company" refer to Alexandria Real Estate Equities, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Alexandria Real Estate Equities, Inc., L.P., a Delaware limited partnership.

        This prospectus is part of a "shelf" registration statement that we have filed with the United States Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we or any selling security holders may sell the common stock, preferred stock, rights, warrants or debt securities and the related guarantees described in this prospectus, any prospectus supplement or any other offering material:

  •
  from time to time and in one or more offerings;

  •
  in one or more series; and

  •
  in any combination thereof.

        If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder's account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

        Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. To understand fully the terms of the securities we or any selling security holders are offering with this prospectus, you should carefully read this entire prospectus, the applicable prospectus supplement and any other offering material, as well as the documents we have incorporated by reference. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules or regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of each document.

        YOU SHOULD CAREFULLY READ THIS PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY APPLICABLE OTHER OFFERING MATERIAL, AS WELL AS THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE AS DESCRIBED UNDER THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION." WE ARE NOT MAKING AN OFFER OF THE SECURITIES OFFERED HEREBY IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

        THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR OTHER OFFERING MATERIAL.

        You should rely only on the information contained in this prospectus, the applicable prospectus supplement and/or other offering materials, and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus, the applicable prospectus supplement, our other offering materials or the documents we have incorporated by reference is accurate as of any date other than the date of the respective document.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled "Forward-Looking Statements."

WHERE YOU CAN FIND MORE INFORMATION

Where Documents are Filed; Copies of Documents

        We are subject to the informational requirements of the Exchange Act in accordance with which we file reports, proxy statements and other information with the SEC. This registration statement, the exhibits and schedules forming a part thereof, and the reports, proxy statements and other information we have filed with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such material also may be accessed by visiting the following internet website maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC: http://www.sec.gov. In addition, our common stock and 7.00% Series D cumulative convertible preferred stock are listed on the New York Stock Exchange, and similar information regarding us and the information we provide to the exchange may be inspected and copied at the offices of The New York Stock Exchange, 11 Wall Street, New York, New York 10005.

        You may also access further information about us by visiting our website at www.are.com. Please note that the information and materials found on our website, except for our SEC filings expressly described below, are not part of this prospectus and are not incorporated by reference into this prospectus.

Incorporation of Documents by Reference

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by the SEC, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Instead, the SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose particular important information to you without actually including such information in this prospectus by simply referring you to another document that we filed separately with the SEC.

        The information we incorporate by reference is an important part of this prospectus and should be carefully read in conjunction with this prospectus and any prospectus supplement. Information that we file with the SEC after the date of this prospectus will automatically update and may supersede some of the information in this prospectus as well as information we previously filed with the SEC and that was incorporated by reference into this prospectus.

        The following documents are incorporated by reference into this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on January 31, 2017;

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  our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 7, 2017 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016);

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, as filed with the SEC on May 2, 2017, August 1, 2017 and October 31, 2017, respectively;

  •
  our Current Reports on Form 8-K, as filed with the SEC on February 22, 2017, February 24, 2017, March 3, 2017, March 9, 2017, March 15, 2017, May 12, 2017, July 3, 2017, July 7, 2017, August 21, 2017, November 14, 2017 and November 20, 2017;

  •
  the description of our 7.00% Series D cumulative convertible preferred stock contained in the Registration Statement on Form 8-A filed on December 16, 2015, including any amendments or reports filed for the purpose of updating such description;

  •
  the description of our common stock contained in the Registration Statement on Form 8-A filed on May 14, 1997, including any amendments or reports filed for the purpose of updating such description; and

  •
  all reports or documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those that we "furnish" pursuant to Item 2.02 or 7.01 of Form 8-K or other information "furnished" to the SEC) after the date of this prospectus and prior to the termination of the offering of securities described in this prospectus.

        If information in any of these incorporated documents conflicts with information in this prospectus, prospectus supplement or any other offering materials, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

        You may request from us at no cost a copy of any document we incorporate by reference, excluding all exhibits to such incorporated documents (unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document), by making such a request in writing or by telephone to the following address:

Alexandria Real Estate Equities, Inc.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101
Attention: Investor Relations
(626) 578-0777

        Except as provided above, no other information (including information on our website) is incorporated by reference into this prospectus.

THE COMPANY

        Alexandria Real Estate Equities, Inc. is a Maryland corporation formed in October 1994 that has elected to be taxed as a real estate investment trust ("REIT") for federal income tax purposes. We are an S&P 500® urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations with a total market capitalization of $16.1 billion and an asset base in North America of 28.6 million square feet as of September 30, 2017. The asset base in North America includes 20.6 million rentable square feet ("RSF") of operating properties, including 1.5 million RSF of development and redevelopment of new Class A properties currently undergoing construction. Additionally, the asset base in North America includes 8.0 million square feet of future development projects, including 1.1 million square feet of near-term projects undergoing marketing for lease and pre-construction activities and 3.3 million square feet of intermediate-term development projects. Founded in 1994, we pioneered this niche and have since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. We are known for our high-quality and diverse tenant base, with approximately 50% of our annual rental revenue as of September 30, 2017 generated from investment-grade tenants. We have a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

        Our primary business objective is to maximize stockholder value by providing our stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth. A key element of our strategy is our unique focus on Class A properties clustered in urban campuses. These key urban campus locations are characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space. They represent highly desirable locations for tenancy by life science and technology entities because of their close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Our strategy also includes drawing upon our deep and broad real estate, life science, and technology relationships in order to identify and attract new and leading tenants and to source additional value-creation real estate.

        Alexandria Real Estate Equities, L.P. is a Delaware limited partnership of which our wholly owned subsidiary, ARE-QRS Corp., is the sole general partner. Alexandria Real Estate Equities, Inc. and ARE-QRS Corp. together hold all of the limited partnership interests in Alexandria Real Estate Equities, L.P. We directly or indirectly hold a majority of our interests in our properties and land, and conduct most of our operations, through Alexandria Real Estate Equities, L.P. and its subsidiaries.

        For additional information regarding our business, we refer you to our filings with the SEC incorporated by reference in this prospectus. See "Where You Can Find More Information."

        Our principal executive offices are located at 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101 and our telephone number is (626) 578-0777.

SECURITIES THAT MAY BE OFFERED

        We or any selling security holder may offer and sell from time to time, at prices determined by negotiation, "at-the-market" or otherwise, as described by the applicable prospectus or other offering material, in one or more offerings, the following securities:

  •
  common stock;

  •
  preferred stock;

  •
  rights;

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  warrants; and/or

  •
  debt securities and related guarantees, if any.

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement or other offering material, summarize all the material terms and provisions of the various types of securities that we or any selling security holder may offer under this prospectus. The particular terms of the securities offered by this prospectus will be described in a prospectus supplement or other offering material.

        This prospectus contains a summary of the material general terms of the various securities that we or any selling security holder may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See "Where You Can Find More Information" to find out how you can obtain a copy of those documents.

        The terms of any offering of securities, the initial offering price of any such offering and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to that offering.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities to reduce the outstanding balance on our unsecured senior line of credit or other borrowings or for general corporate purposes. If initially used to pay down our unsecured senior line of credit, we may then borrow from time to time under our unsecured senior line of credit to fund potential future acquisitions, to repay debt, or for general working capital and other corporate purposes, including the selective development, redevelopment or acquisition of properties, or the repurchase of our outstanding preferred stock.

        We will not receive any of the proceeds from the sale of the securities to which this prospectus relates that are offered by any selling security holders.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the consolidated ratios of earnings to fixed charges and the consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown. The ratios of earnings to fixed charges were computed by dividing our earnings by our fixed charges. For this purpose, earnings consist of income from continuing operations before noncontrolling interests and interest expense less noncontrolling interests in income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest incurred (including amortization of deferred financing costs and capitalized interest).

	Nine Months Ended September 30, 2017		Year Ended December 31,
			2016		2015		2014		2013	2012
Consolidated Ratio of Earnings to Fixed Charges	1.50	(a)	0.26	(b)	1.75	(c)	1.42	(d)	1.61	1.26	(e)
Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.33	(a)	0.17	(b)	1.48	(c)	1.17	(d)	1.34	1.00	(e)

(a)
Ratios for the nine months ended September 30, 2017, include the effect of losses on early extinguishment of debt aggregating $670 thousand, a preferred stock redemption charge of $11.3 million, and impairment of real estate of $203 thousand. Excluding the impact of losses on early extinguishment of debt, the preferred stock redemption charge, and the impairment of real estate, the consolidated ratio of earnings to fixed charges and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 2017, were 1.51 and 1.44, respectively.

(b)
Fixed charges and combined fixed charges and preferred stock dividends exceeded earnings by $118.2 million and $199.7 million, respectively, for the year ended December 31, 2016. Ratios for the year ended December 31, 2016, include the effect of losses on early extinguishment of debt aggregating $3.2 million, a preferred stock redemption charge of $61.3 million, and impairment of real estate of $209.3 million. Excluding the impact of losses on early extinguishment of debt, the preferred stock redemption charge, and the impairment of real estate, the consolidated ratio of earnings to fixed charges and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2016, were 1.59 and 1.41, respectively.

(c)
Ratios for the year ended December 31, 2015, include the effect of losses on early extinguishment of debt of $189 thousand and impairment of real estate of $23.3 million. Excluding the impact of losses on early extinguishment of debt and the impairment of real estate, the consolidated ratio of earnings to fixed charges and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2015, were 1.91 and 1.62, respectively.

(d)
Ratios for the year ended December 31, 2014, include the effect of losses on early extinguishment of debt aggregating $525 thousand, a preferred stock redemption charge of $2.0 million, impairment of land parcel of $24.7 million, and impairment of real estate of $27.0 million. Excluding the impact of losses on early extinguishment of debt, the preferred stock redemption charge, the impairment of land parcel, and the impairment of real estate, the consolidated ratio of earnings to fixed charges and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2014, were 1.83 and 1.52, respectively.

(e)
Ratios for the year ended December 31, 2012, include the effect of losses on early extinguishment of debt aggregating $2.2 million, a preferred stock redemption charge of $6.0 million, impairment of land parcel of $2.1 million, and impairment of real estate of $11.4 million. Excluding the impact of losses on early extinguishment of debt, the preferred stock redemption charge, the impairment of land parcel, and the impairment of real estate, the consolidated ratio of earnings to fixed charges and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2012, were 1.42 and 1.13, respectively.

DESCRIPTION OF STOCK

        The following summary of the terms of our stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

General

        Our charter provides that we may issue up to

  •
  200,000,000 shares of common stock, $.01 par value per share ("common stock");

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  100,000,000 shares of preferred stock, $.01 par value per share ("preferred stock"); and

  •
  200,000,000 shares of excess stock, $.01 par value per share, or excess stock (as described below).

        Of our preferred stock,

  •
  10,000,000 shares are classified as 7.00% Series D cumulative convertible preferred stock ("Series D preferred stock").

        As of December 15, 2017, the following securities were issued and outstanding:

  •
  96,416,068 shares of our common stock; and

  •
  2,975,432 shares of our Series D preferred stock.

        Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

Common Stock

        Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock are entitled to receive dividends on such shares if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Our holders of common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, each outstanding share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of our stock, the holders of such shares will possess the exclusive voting power. In uncontested elections of directors, the affirmative vote of a majority of the total votes cast "for" or "against," or withheld as to a director nominee is sufficient to elect such director nominee. In contested elections, a plurality of votes cast is required for the election of a director. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock generally have no preference, conversion, exchange, sinking fund or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock, shares of our common stock will each have equal distribution, liquidation and other rights.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

        Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "ARE." Any additional shares of common stock we issue will also be listed on the New York Stock Exchange upon official notice of issuance.

Preferred Stock

        Our charter authorizes our board of directors, without the approval of our stockholders, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock of any series. Prior to the issuance of shares of any series, our board of directors is required by the Maryland General Corporation Law and our charter to set, subject to the provisions of our charter regarding restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such series, all of which will be set forth in articles supplementary to our charter adopted for that purpose by our board of directors or a duly authorized special committee thereof. Using this authority, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or for other reasons be desired by them.

        Upon issuance against full payment of the purchase price therefor, shares of preferred stock will be fully paid and nonassessable. The specific terms of a particular class or series of preferred stock to be offered pursuant to this prospectus will be described in the prospectus supplement or other offering material relating to that class or series, including a prospectus supplement or other offering material providing that preferred stock may be issuable upon the exercise of warrants or conversion of other securities issued by us. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement or other offering material do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

        Rank.    Unless otherwise specified in the applicable prospectus supplement or other offering material, our preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

  •
  senior to all classes or series of our common stock, and to all our equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

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  on a parity with all equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

  •
  junior to all our existing and future indebtedness and to any class or series of equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

        Conversion Right.    The terms and conditions, if any, upon which any shares of any class or series of our preferred stock are convertible into shares of our common stock will be set forth in the applicable prospectus supplement or other offering material relating thereto. Such terms will include:

  •
  the number of shares of our common stock into which the shares of our preferred stock are convertible;

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  the conversion price (or manner of calculation thereof);

  •
  the conversion period;

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  provisions as to whether conversion will be at the option of the holders of such class or series of our preferred stock or us;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

        Series D Preferred Stock.    The dividends on our Series D preferred stock are cumulative and accrue from the date of original issuance. We pay dividends quarterly in arrears at an annual rate of $1.75 per share. Our Series D preferred stock has no stated maturity, is not subject to any sinking fund or mandatory redemption provisions and we are not allowed to redeem our Series D preferred stock, except to preserve our status as a REIT. Investors in our Series D preferred stock generally have no voting rights. We may, at our option, cause some or all of our Series D preferred stock to be automatically converted into shares of our common stock if the closing sale price per share of our common stock equals or exceeds 150% of the then-applicable conversion price of the Series D preferred stock for at least 20 trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option. Holders of our Series D preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares into shares of our common stock at an applicable conversion rate, which is subject to adjustments for certain events, including, but not limited to certain dividends on our common stock in excess of $0.78 per share per quarter and dividends on our common stock payable in shares of our common stock. The foregoing summary of our Series D preferred stock is qualified in its entirety by reference to the description of our Series D preferred stock contained in the Registration Statement on Form 8-A filed with the SEC on December 16, 2015, a copy of which is incorporated by reference into this prospectus. As of September 30, 2017, the conversion rate for the Series D preferred stock was 0.2487 shares of our common stock per $25.00 liquidation preference, which was equivalent to a conversion price of approximately $100.52 per share of common stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

        We believe that the power of our board of directors to authorize us to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financing and acquisition transactions and in meeting other needs that may arise. The additional classes or series of our preferred stock, as well as our common stock, will be available for issuance without further action by our stockholders, unless further action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no present intention to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals or certain tax-exempt entities (as set forth in the Code) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Furthermore, shares of our outstanding stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.

        In order for us to maintain our qualification as a REIT, among other purposes, our charter provides for an ownership limit, which prohibits, with certain exceptions, direct or constructive ownership of shares of stock representing more than 9.8% of the combined total value of our outstanding shares of stock by any person, as defined in our charter.

        Our board of directors, in its sole discretion, may waive the ownership limit for any person. However, our board of directors may not grant such waiver if, after giving effect to such waiver, five individuals could beneficially own, in the aggregate, more than 49.9% of the value of our outstanding stock. As a condition to waiving the ownership limit, our board of directors may require a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel in order to determine our status as a REIT. Notwithstanding the receipt of any such ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting a waiver.

        Our charter further prohibits any person from:

  •
  beneficially or constructively owning shares of our stock that would result in us being "closely held" under Section 856(h) of the Code; and

  •
  transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons.

        Any transfer in violation of any of these restrictions is void ab initio. Any person who acquires or attempts to acquire beneficial or constructive ownership of shares of our stock in violation of the foregoing restrictions on ownership and transfer is required to give us notice immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify, or to attempt to qualify, as a REIT.

        If any transfer of shares of our stock or other event occurs that would result in any person beneficially or constructively becoming the owner of shares of our stock in excess or in violation of the above ownership or transfer limitations, or becoming a prohibited owner, then that number of shares of our stock (rounded up to the nearest whole share) the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations shall be automatically exchanged for an equal number of shares of excess stock. Those shares of excess stock will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner will generally not acquire any rights in such shares. This automatic exchange will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of excess stock held in the trust will be issued and outstanding shares of our stock. The prohibited owner will not:

  •
  benefit economically from ownership of any shares of excess stock held in the trust;

  •
  have any rights to distributions thereon; or

  •
  possess any rights to vote or other rights attributable to the shares of excess stock held in the trust.

        The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to us upon demand, or, at our sole election, will be offset against any future dividends or distributions payable to the purported transferee or holder, and any dividend or distribution authorized but unpaid will be rescinded as void ab initio with respect to such shares of stock and promptly thereafter paid over to the trustee with respect to such shares of excess stock, as trustee of the trust for the exclusive benefit of the charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of excess stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee will have the authority (at the trustee's sole discretion) to:

  •
  rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trustee, and

  •
  recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

        Within 180 days after the date of the event that resulted in shares of our excess stock being transferred to the trust (or as soon as possible thereafter if the trustee did not learn of such event within such period), the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership and transfer limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and those shares of excess stock will be automatically exchanged for an equal number of shares of the same class or series of stock that originally were exchanged for the excess stock.

        The trustee shall distribute to the prohibited owner, as appropriate:

  •
  the price paid by the prohibited owner for the shares;

  •
  if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the "market price" (as defined in our charter) of such shares on the day of the event causing the shares to be held in the trust; or

  •
  if the exchange for excess stock did not arise as a result of a purported transfer, the market price of such shares on the day of the other event causing the shares to be held in the trust.

        If such shares are sold by a prohibited owner, then to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee.

        All certificates representing shares of common stock and preferred stock will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as may be required by our charter, the Code or the Treasury regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide us such additional information as we may reasonably request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT. In addition, each stockholder will be required upon demand to provide us such information as we may reasonably request in order to determine our status as a REIT, to comply with the requirements of any taxing authority or governmental authority or to determine such compliance, or to comply with the REIT provisions of the Code.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the holders of our common stock or might otherwise be desired by such holders.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase our common stock, preferred stock or other offered security independently or together with any other offered security. Any rights that we may issue may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The applicable prospectus supplement or other offering material will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following to the extent applicable:

  •
  the number of rights issued or to be issued to each stockholder;

  •
  the exercise price payable for each share of common stock, preferred stock or other offered security upon the exercise of the rights;

  •
  the number and terms of the shares of common stock, preferred stock or other offered security which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of such rights; and

  •
  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement or other offering material of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our preferred stock, common stock or our debt securities. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or other offering material and may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement or other offering material. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered hereby.

        The applicable prospectus supplement or other offering material will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, terms and amount of securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such security;

  •
  the date, if any, on and after which the warrants and securities issuable upon exercise of the warrants will be separately transferable, including any limitations on ownership and transfer of the warrants that may be appropriate to preserve our status as a REIT;

  •
  the price or prices at which securities issuable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which such right relating to the warrants expires;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures applicable to the warrants, if any;

  •
  a description of material federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the prospectus supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. We may issue our debt securities under one or more indentures. Each indenture and the instruments evidencing the debt securities of each series will be in the form filed or incorporated by reference as an exhibit to the registration statement containing this prospectus, a post-effective amendment to the registration statement or a document incorporated by reference herein and, in each case, may be obtained as described below under "Where You Can Find More Information." The form of indenture is subject to any amendments or supplements that may be adopted from time to time.

        We will enter into each indenture with a trustee and the trustee for each indenture may be the same. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be issued under an indenture among us, Alexandria Real Estate, L.P., as guarantor, and Branch Banking and Trust Company, as trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement containing this prospectus. Because this description of debt securities is a summary, it does not contain all the information that may be important to you and this description is subject to, and qualified in its entirety by reference to, the form of the applicable indenture and the instrument evidencing the debt securities of the applicable series. You should read the applicable indenture and the instrument evidencing the applicable debt securities in their entirety to assure that you have all the important information you need to make any required decisions.

General

        We may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness.

        Unless otherwise indicated in the prospectus supplement or other offering material, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement or other offering material, in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

        The prospectus supplement or other offering material will describe the following terms of the debt securities we are offering:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which the principal of the debt securities is payable;

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for the interest payable on any interest payment date;

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  the place or places where the principal of and any premium and interest on the debt securities will be payable;

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  the person who is entitled to receive any interest on the debt securities, if other than the record holder on the record date;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

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  our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which we will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

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  the currency, currencies or currency units in which we will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent in United States currency;

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  if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

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  if the principal of or any premium or interest on any debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities as to which such election is made will be payable and the periods within which and the terms and conditions upon which such election is to be made;

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  if other than the debt securities' principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

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  the applicability of the provisions described in the section of this prospectus captioned "Defeasance and Covenant Defeasance;"

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  if the debt securities will be issued in whole or in part in the form of a book-entry security as described in this prospectus, the depository we appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

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  any provisions related to the conversion or exchange of the debt securities into our common stock, other debt securities or any other securities;

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  whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

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  any provisions regarding the status and ranking of the debt securities;

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  a description of material federal income tax consequences; and

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  any other terms of the debt securities.

        We may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement or other offering material will describe the federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. "Original issue discount securities" means any debt security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an "Event of Default."

        The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or similar occurrence. However, no assurances can be provided that the applicable indenture for any particular series of debt securities will not contain such covenants.

Guarantees of the Debt Securities

        Alexandria Real Estate Equities, L.P. may fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on one or more series of such debt securities, whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture.

Covenants

        The prospectus supplement or other offering material will describe any material covenants of a series of debt securities.

Events of Default

        With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:

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  failure to pay any interest on any debt security of that series when due, continued for 30 days;

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  failure to pay principal of or any premium on any debt security of that series when due;

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  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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  our failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

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  certain events involving our bankruptcy, insolvency or reorganization; or

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  any other event of default provided with respect to debt securities of that series.

        If any event of default occurs and continues, either the trustee by written notice to us or the holders of at least 25 percent in principal amount of the outstanding debt securities of that series by written notice to us may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, of all the debt securities of that series to be due and payable immediately by a notice in writing to us, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. After acceleration, but before a judgment or decree for payment based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may by written notice to us and the trustee, under specified circumstances, rescind and annul the acceleration.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement or other offering material. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. The prospectus supplement or other offering material relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

        The indenture in part provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee security or indemnity satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

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  the holder has previously given to the trustee written notice of a continuing event of default;

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  the holders of at least 25 percent in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee;

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  such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

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  the trustee has not instituted proceedings within 60 days after receipt of such notice; and

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  the trustee shall not have received from the holders of at least 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during the 60 day period.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on its debt securities on or after the respective due dates.

        We are required to furnish to the trustee annually a statement as to our performance of certain obligations under the indenture and as to any default.

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding debt securities of each series which is affected. Neither we nor the trustee may, however, modify or amend the indenture without the consent of the holders of all debt securities affected if such action would:

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  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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  reduce the principal amount of, or the premium payable upon redemption, if any, or, except as otherwise provided in the prospectus supplement or other offering material, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

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  change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

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  impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity thereof, or in the case of redemption, on or after the redemption date;

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  modify the conversion or exchange provisions, if any, of any debt security in a manner adverse to the holder of the debt security;

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  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

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  modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except a default:

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  in the payment of principal, premium or interest and

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  in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Consolidation, Merger and Sale of Assets

        We, and any guarantor, may not consolidate with or merge into any other company or entity or convey, transfer or lease its properties and assets substantially as an entirety and may not permit any company or entity to merge into or consolidate with us or any guarantor or convey, transfer or lease its properties and assets substantially as an entirety to us or any guarantor, unless:

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  in the case we, or the applicable guarantor, consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to any person, the person formed by that consolidation or into which we are, or the applicable guarantor is, merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes our or the guarantor's obligations on the debt securities under a supplemental indenture or guarantee, as applicable;

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  immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

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  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating compliance with these provisions.

Defeasance and Covenant Defeasance

        The indenture provides that if the provisions described below are made applicable to a particular series of debt securities, then, at our option, we:

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  will be discharged from any and all obligations in respect of the debt securities of that series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust; or

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  need not comply with certain restrictive covenants of the indenture and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned "Events of Default" will no longer be an event of default, in each case, if we deposit, in trust, with the trustee, money or United States Government obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series.

        We may establish this trust only if, among other things:

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  no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 121st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of the deposit;

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  the defeasance will not cause the trustee to have any conflicting interest with respect to any other of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a "regulated investment company;"

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  the defeasance will not result, in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

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  we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above, must refer to and be based upon a published ruling of the IRS, a private ruling of the IRS addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

        If we fail to comply with remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item of the first sentence of this section and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and United States Government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

DESCRIPTION OF GLOBAL SECURITIES

Book-Entry, Delivery and Form

        The common stock, preferred stock, rights, warrants or debt securities may be issued in book-entry form and represented by one or more global notes or global securities. The global securities are expected to be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, as depositary, and registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC, the world's largest securities depository, is:

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC's participants ("direct participants") deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained in this website is not incorporated by reference in, and should not be considered a part of, this prospectus.

        Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which is sometimes referred to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transactions. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive any payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed in accordance with DTC's procedures.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC's applicable procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date (identified in a listing attached to the omnibus proxy).

        So long as securities are in book-entry form, we will make payments on securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. Unless otherwise specified in our prospectus supplement, if securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

        Principal and interest payments, redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or our agent, if any, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC, our agent, if any, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be our responsibility or the responsibility of our agent, if any, disbursement of such payments to direct participants will be the responsibility of DTC and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each purchaser of securities must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC is under no obligation to provide its services as depositary for the securities and may discontinue providing its services at any time by giving reasonable notice to us or our agent, if any. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

        As noted above, each purchaser of securities generally will not receive certificates representing those securities. However, we will prepare and deliver certificates for such securities in exchange for the securities evidenced by the global securities if:

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  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

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  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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  an event of default under the indenture has occurred and is continuing with respect to such series of securities.

        Any interest in a global security that is exchangeable under the circumstances described above will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of securities evidenced by the global securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland General Corporation Law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland General Corporation Law and our charter and bylaws.

Board of Directors

        Our bylaws provide that the number of our directors may be established by our board of directors, but may not be fewer than the minimum number required by the Maryland General Corporation Law, which is one, nor more than 15. All directors are elected to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify.

        Our charter and bylaws provide that our stockholders may remove any director by a vote of not less than two-thirds of all the votes entitled to be cast on the matter. Our charter and bylaws further provide that our board of directors may fill board vacancies and that any director elected to fill a vacancy may hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock will be able to elect all of the directors then standing for election.

Business Combinations

        Under the Maryland General Corporation Law, specified "business combinations" (including a merger, consolidation, share exchange or, in specified circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the 10% or more beneficial owner acquires such status. An interested stockholder is defined as:

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  any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

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  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five year period, any such business combination between the Maryland corporation and an interested stockholder must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive "a minimum price" (as defined in the Maryland General Corporation Law) for their shares; and the consideration is received in cash or in the same form as previously paid by the 10% or more beneficial owner for its shares.

        These provisions of the Maryland General Corporation Law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time before the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that the "business combination" provisions of the Maryland General Corporation Law shall not apply to us generally and that such resolution is irrevocable unless revocation, in whole or in part, is approved by the holders of a majority of the outstanding shares of common stock, but revocation will not affect any business combination consummated, or any business combination contemplated by any agreement entered into, prior to the revocation. As a result of the foregoing, any person who becomes a 10% or more beneficial owner may be able to enter into business combinations with us that may not be in the best interest of the stockholders, without our compliance with the business combination provisions of the Maryland General Corporation Law.

Control Share Acquisitions

        The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. Control shares are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to specified exceptions.

        Under Maryland law, a person who has made or proposes to make a control share acquisition, upon satisfaction of specified conditions (including an undertaking to pay expenses of the meeting), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of the stockholders.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to specified conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a meeting of the stockholders and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. Our board of directors has resolved that, subject to Maryland law, this provision may not be amended or repealed without the approval of holders of at least a majority of the outstanding shares of common stock. There can be no assurance, however, that the provision will not be amended or eliminated in the future or that the resolution is enforceable under Maryland law.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

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  with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

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  pursuant to our notice of the meeting;

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  by or at the direction of our board of directors; or

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    by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and

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  with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the special meeting of stockholders. Nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only:

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  by or at the direction of our board of directors; or

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  provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

Amendment to Our Bylaws

        The board of directors has the exclusive power to adopt, alter, repeal or amend our bylaws.

Extraordinary Actions

        Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange, convert or engage in similar transactions outside the ordinary course of business unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval of such matters by the affirmative vote of a majority of all of the votes entitled to be cast thereon. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation's subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or to sell all or substantially all of its assets without a vote of the corporation's stockholders.

Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a majority vote requirement for the calling by stockholders of a special meeting of stockholders.

        Through provisions in our charter and bylaws unrelated to Subtitle 8, we already:

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  vest in the board the exclusive power to fix the number of directorships and

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  require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting.

        We have also elected to be subject to the provisions of Subtitle 8 relating to:

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  a two-thirds vote requirement for the removal of any director from the board and

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  the filling of vacancies on the board.

Anti-Takeover Effect of Certain Provisions of Maryland Law, Our Charter and Our Bylaws

        The possible future application of the business combination, the control share acquisition and Subtitle 8 provisions of the Maryland General Corporation Law and the current Subtitle 8 elections and advance notice provisions of our bylaws may delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or for other reasons be desired by them.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to our qualification as a REIT and the ownership and disposition of shares of our common stock. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This discussion is based on current provisions of the Code, current and proposed Treasury regulations, administrative decisions and rulings of the IRS and court decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under the U.S. federal income tax laws. In particular, this discussion deals only with stockholders that hold our common stock as capital assets within the meaning of the Code. Except as expressly provided below, this discussion does not address the tax treatment of special classes of stockholders, including, without limitation, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax, foreign corporations, foreign estates or trusts and persons who are not citizens or residents of the United States. This discussion may not be applicable to stockholders who acquired our stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not address any state, local, foreign or non-income tax considerations.

        If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the U.S. federal income tax consequences to a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A stockholder that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax considerations of an investment in our shares.

        THE DISCUSSION SET FORTH BELOW IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR STOCKHOLDER. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS APPLICABLE STATE, LOCAL, FOREIGN AND NON-INCOME TAX LAWS.

Taxation of Our Company

General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1996, and intend to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. Although we believe we are organized and operate in such a manner, we cannot assure you we qualify or will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify. If we fail to qualify as a REIT (and we do not qualify for relief under certain provisions of the Code), we will be subject to federal income tax (including any applicable alternative minimum tax) on taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, we will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax would significantly reduce the cash flow available for distributions to stockholders. In addition, we would not be obligated to make distributions to stockholders.

        We have received from Morrison & Foerster LLP its opinion to the effect that, commencing with our taxable year ended December 31, 2004, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by us as to factual matters (including representations concerning, among other things, our business and properties, the amount of rents attributable to personal property and other items regarding our ability to meet the various requirements for qualification as a REIT). The opinion is expressed as of its date, and Morrison & Foerster LLP has undertaken no obligation to advise holders of our securities of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, qualification and taxation as a REIT depends on our having met and continuing to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morrison & Foerster LLP.

        In any year in which we qualify as a REIT, we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that is distributed to our stockholders, thereby substantially eliminating the "double taxation" of such income or gain (i.e., the taxation of such income or gain at the corporate level and the taxation of any distribution of such income or gain at the stockholder level).

        Notwithstanding our qualification as a REIT, we may be subject to tax under the following circumstances:

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  We will be subject to tax at normal corporate tax rates upon any undistributed taxable income or capital gain. If we elect to retain and pay income tax on our net long-term capital gain, stockholders would be required to include their proportionate share of such undistributed gain in income but would receive a credit for their share of any taxes paid on such gain by us. A stockholder would increase his tax basis in his or her shares by the amount of income included less his or her credit or refund. Any undistributed net long-term capital gain would be designated in a notice mailed to stockholders. Through December 31, 2016, we have never made such a designation.

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  If we fail to satisfy either the 75% or the 95% gross income test discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on (i) the greater of the amount by which we fail to satisfy either the 75% or the 95% gross income test (ii) multiplied by a fraction intended to reflect our profitability.

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  If we fail to satisfy the 5% asset test or the 10% vote and value test (and we do not qualify for a de minimis safe harbor) or we fail to satisfy the other asset tests, each of which are discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of $50,000 or an amount determined by multiplying the highest corporate tax rate by the net income generated by the assets that caused the failure for the period during which we failed to satisfy the tests.

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  If we fail to satisfy one or more REIT requirements other than the gross income or asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a penalty of $50,000 for each such failure.

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  We will be subject to a tax of 100% on net income from any "prohibited transaction," as described below.

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  We will be subject to tax at the highest corporate tax rate on net income from the sale or other disposition of certain foreclosure properties held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property.

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  If we acquire any asset from a "C" corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the five-year period beginning on the date of acquisition, such gain will be subject to tax at the highest regular corporate tax rate to the extent of any built-in gain. Built-in gain means the excess of (i) the fair market value of the asset over (ii) the adjusted basis in such asset on the date of acquisition.

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  We will be subject to a tax of 100% on the amount of any rents from real property, deductions, excess interest or services income that would be reapportioned between us and any of our "taxable REIT subsidiaries" in order to more clearly reflect the income of such subsidiaries. A taxable REIT subsidiary is any corporation (or an entity treated as a corporation under the Code) for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT.

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  If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we will be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our net long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

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  We may also be subject to the corporate "alternative minimum tax" as well as tax in various situations and on some types of transactions not presently contemplated.

        We will use the calendar year both for federal income tax purposes and for financial reporting purposes. The requirements for our qualification as a REIT and certain additional matters are discussed in greater detail in the subsections that follow.

Share Ownership Test

        Our shares must be held by a minimum of 100 persons for at least 335 days in each taxable year of 12 months or a proportionate number of days in any shorter taxable year. In addition, at all times during the second half of each taxable year, no more than 50% in value of our shares may be owned, directly or indirectly, including via application of constructive ownership rules, by five or fewer individuals, including certain tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust. If we comply with applicable Treasury regulations for ascertaining our actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of our outstanding shares were held, actually or constructively, by five or fewer individuals, then we will be treated as meeting this share ownership requirement.

        To ensure compliance with the 50% share ownership test, we have placed restrictions on the transfer of our shares to prevent concentration of ownership. Moreover, to evidence compliance with these requirements, under applicable Treasury regulations we must maintain records that disclose the actual ownership of our outstanding shares. Such regulations impose penalties for failing to do so. In fulfilling our obligation to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our shares disclosing the actual owners of such shares as prescribed by Treasury regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of our records. A stockholder failing or refusing to comply with our written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of our shares and other information. In addition, our charter provides restrictions regarding the transfer of shares that are intended to assist us in continuing to satisfy the share ownership requirements. We intend to enforce the percentage limitations on ownership of shares of our stock to ensure that our qualification as a REIT will not be compromised.

Asset Tests

        At the close of each quarter of our taxable year, we must satisfy certain tests relating to the nature of our assets:

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  At least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash (generally including the functional currency of any of our "qualified business units" when used in the normal course of activities that produce income qualifying under the 95% or 75% gross income test discussed below), cash items, government securities, qualified temporary investments and, for taxable years beginning after December 31, 2015, interests in mortgages secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, personal property leased in connection with real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease, and debt instruments issued by "publicly offered REITs."

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  No more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class described above.

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  Excluding securities of a qualified REIT subsidiary, another REIT, a taxable REIT subsidiary or other securities that qualify for the 75% asset test, we are prohibited from owning securities representing more than 10% of either the vote or the value of the outstanding securities of any one issuer and no more than 5% of the value of our total assets may be represented by securities of any one issuer. For purposes of the 10% value test, certain additional securities are excluded, including certain "straight debt," loans to individuals or estates and obligations to pay rents from real property.

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  No more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

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  For taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of "publicly offered REITs" to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of "publicly offered REITs" in the meaning of real estate assets for taxable years beginning after December 31, 2015.

        For purposes of the 10% value test described above:

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  our interest as a partner in a partnership is not considered a security;

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  any debt instrument issued by a partnership (other than "straight debt" or other excluded securities) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and

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  any debt instrument issued by a partnership (other than "straight debt" or other excluded securities) will not be considered a security issued by the partnership to the extent of our interest as a partner in the partnership.

        We currently hold, and expect to hold in the future, securities of various issuers. While we do not anticipate our securities holdings would result in a violation of the REIT asset tests, fluctuations in value and other circumstances existing from time to time may increase our risk under the asset tests.

        If we meet the asset tests at the close of a quarter, we will not lose our status as a REIT if we fail to satisfy such tests at the end of a subsequent quarter solely by reason of changes in the relative values of our assets (including changes caused solely by the change in the foreign currency exchange rate used to value a foreign asset). If we would fail these tests, in whole or in part, due to an acquisition of securities or other property during a quarter, we can avoid such failure by disposing of sufficient non-qualifying assets within 30 days after the close of such quarter. If we fail the 5% or 10% asset tests at the end of any quarter and do not cure within 30 days, we may still cure such failure or otherwise satisfy the requirements of such tests within six months after the last day of the quarter in which our identification of the failure occurred, provided the non-qualifying assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If our failure of the 5% and 10% asset tests exceeds this amount or we fail any of the other asset tests and do not cure within 30 days, we may avoid disqualification as a REIT provided (i) the failure was due to reasonable cause and not willful neglect, (ii) we file certain reports with the IRS, (iii) we take steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure occurred, including the disposition of sufficient assets to meet the asset tests, and (iv) we pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Gross Income Tests

        Two separate percentage tests related to the sources of our gross income must be satisfied each taxable year.

        First, at least 75% of our gross income (excluding gross income from "prohibited transactions," discussed below) for the taxable year generally must be:

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  "rents from real property";

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  interest on obligations secured by mortgages on, or interests in, real property, and, for taxable years beginning after December 31, 2015, interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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  gains from the disposition of interests in real estate assets (excluding gain from the sale of a nonqualified "publicly offered REIT" debt instrument) and real estate mortgages, other than gain from property held primarily for sale to customers ("dealer property");

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  distributions on shares in other REITs, as well as gain from the sale of such shares;

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  abatements and refunds of real property taxes;

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  income from the operation, and gain from the sale, of "foreclosure property";

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  commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and

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  certain qualified temporary investment income.

        Second, in general, at least 95% of our gross income (excluding gross income from "prohibited transactions," discussed below) for the taxable year must be derived from the above-described qualifying income and dividends, interest or gains from the sale or other disposition of stock or other securities that are not dealer property.

        Rents we receive will qualify as "rents from real property" only under the following conditions:

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  Rent will not qualify if we, or a direct or constructive owner of 10% or more of our shares, directly or constructively own 10% or more of a tenant unless the tenant is a taxable REIT subsidiary of ours and certain other requirements are met with respect to the real property being rented.

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  If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rent from real property. The determination of whether an item of property constitutes real property or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and, as such, is subject to differing interpretations. Our accountants and counsel have advised us with respect to applicable considerations underlying such determination. After consulting with our accountants and counsel and considering such advice, we have reviewed our properties and have determined that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. Due to the specialized nature of our properties, however, there can be no assurance that the IRS will not assert the rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the IRS were successful, and the amount of such non-qualifying income, together with other non-qualifying income, exceeds 5% of our taxable income, we may fail to qualify as a REIT.

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  An amount received or accrued will not qualify as rent from real property if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

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  For rents received to qualify as rents from real property, generally we must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an "independent contractor" from whom we derive no income, unless such services are "usually or customarily rendered" in connection with the rental of property and are not otherwise considered "rendered to the occupant." A REIT is permitted to render a de minimis amount of impermissible services and still treat amounts otherwise received with respect to a property as rents from real property. The amount received or accrued by the REIT during the taxable year for impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. For this purpose, the amount received for any service or management operation will be deemed not less than 150% of the direct cost of the REIT in furnishing or rendering the service.

        Foreign currency gain with respect to income that otherwise qualifies for purposes of the 75% or 95% income test will not constitute gross income for purposes of the 75% or 95% income test, respectively.

        Income from a hedging transaction made (i) to hedge indebtedness incurred or to be incurred by us to acquire or own real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% or 95% income tests (or any property which generates such income or gain), or (iii) for taxable years beginning after December 31, 2015, to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of, in each case generally will not constitute gross income for purposes of the 75% and 95% gross income tests. Any such hedging transactions must be properly identified.

        For purposes of determining whether we comply with the 75% and 95% gross income tests, gross income also does not include income from "prohibited transactions." A "prohibited transaction" is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property, unless we hold such property for at least two years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See "—Taxation of Our Company—General" for certain tax consequences of prohibited transactions.

        Even if we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain relief provisions of the Code. These relief provisions generally will be available if:

  •
  following our identification of the failure, we file a schedule with a description of each item of gross income subject to these gross income tests in accordance with regulations prescribed by the Treasury; and

  •
  our failure to comply was due to reasonable cause and not due to willful neglect.

        If these relief provisions apply, nonetheless we will be subject to a special tax upon the greater of the amount by which we fail either the 75% or 95% gross income test for that year. See "—Taxation of Our Company—General" for a discussion of such tax.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders each year in an amount at least equal to (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus (ii) 90% of our net income after tax, if any, from foreclosure property, minus (iii) the sum of certain items of excess non-cash income. Such distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration.

        To the extent we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. We may elect to retain, rather than distribute, our net capital gain and pay tax on such gain. If we make this election, our stockholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by us, and we would have to pay the tax on such gains within 30 days of the close of our taxable year. Each of our stockholders would be deemed to have paid such stockholder's share of the tax paid by us on such gains, which tax would be credited or refunded to the stockholder. Each stockholder would increase his tax basis in our shares by the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by us.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. To avoid any problem with the 90% distribution requirement, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, borrow funds or distribute property in-kind to satisfy the distribution requirements. In addition, from time to time, we may determine to declare dividends payable in cash or stock at the election of each stockholder, subject to a limit on the aggregate cash that could be paid. Any such dividend would be distributed in a manner intended to be treated in full as a taxable dividend that counts toward satisfaction of our annual distribution requirements. While the IRS privately has ruled a distribution of stock pursuant to such an election will be considered a taxable dividend if certain requirements are met, no assurances can be provided that the IRS will not assert a contrary position and that such a distribution will be considered a taxable dividend that qualifies for the dividends paid deduction.

        In order for distributions to count toward the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends" unless such distributions are made in taxable years beginning after December 31, 2014 and we qualify as a "publicly offered REIT." Generally, a distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. We believe that we are, and expect we will continue to be, a "publicly offered REIT."

        If we fail to meet the 90% distribution requirement as a result of an adjustment to our tax return by the IRS, or if we determine that we have failed to meet the 90% distribution requirement in a prior taxable year, we may retroactively cure the failure by paying a "deficiency dividend," plus applicable penalties and interest, within a specified period.

        If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on and (iii) any undistributed taxable income from prior years, we would be subject to a 4% nondeductible excise tax on the excess of such sum over the amounts actually distributed. To the extent we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

Absence of Earnings and Profits from Non-REIT Years

        In order to qualify as a REIT, we must not have accumulated earnings and profits attributable to any non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute any such accumulated earnings and profits. Unless the "deficiency dividend" procedures described above apply and we comply with those procedures, failure to distribute such accumulated earnings and profits would result in our disqualification as a REIT. We believe that we had no accumulated earnings and profits as of December 31, 1995.

Tax Aspects of Our Investments in Partnerships and Qualified REIT Subsidiaries

        Certain of our investments are held through partnerships or entities treated as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership and are subject to tax thereon without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of our REIT taxable income, and we will include our proportionate share of the assets held by each partnership for purposes of the REIT asset tests.

        Certain of our investments are held through wholly-owned subsidiaries that are treated as "qualified REIT subsidiaries." Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. If a REIT owns a subsidiary that is a qualified REIT subsidiary, the separate existence of that subsidiary is disregarded for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries are not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described above under "—Taxation of Our Company—Asset Tests."

Investments in Taxable REIT Subsidiaries

        We and any entity treated as a corporation for federal income tax purposes in which we own an interest may jointly elect to treat such entity as a "taxable REIT subsidiary." In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for federal income tax purposes, that subsidiary also will be treated as a taxable REIT subsidiary of ours. Taxable REIT subsidiaries are permitted to engage in certain types of activities that cannot be performed directly by REITs without jeopardizing their REIT status.

        Certain of our subsidiaries have elected to be treated as taxable REIT subsidiaries of ours and additional elections may be made in the future. As taxable REIT subsidiaries, these entities will pay federal and state income taxes at the full applicable corporate tax rates on their income prior to the payment of any dividends to us. Our taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary is required to pay federal, state or local income taxes, the cash available for distribution by such taxable REIT subsidiary to its stockholders will be reduced accordingly. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT, which could materially increase the taxable income of the taxable REIT subsidiary. Further, we will be subject to a tax of 100% on the amount of any rents from real property, deductions, excess interest or services income that is reapportioned between us and any of our taxable REIT subsidiaries to more clearly reflect the income of the taxable REIT subsidiary.

Failure to Qualify

        In the event we fail to satisfy one or more requirements for qualification as a REIT, other than the REIT asset and gross income tests, each of which is subject to the cure provisions described above, we will retain our REIT qualification if (i) the violation is due to reasonable cause and not willful neglect and (ii) we pay a penalty of $50,000 for each failure to satisfy the provision.

        If we fail to qualify for taxation as a REIT in any taxable year and relief provisions do not apply, we will be subject to tax, including applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable as dividends and, subject to the limitations set forth in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of Our Stockholders

        For purposes of the following discussions, a "domestic stockholder" generally refers to (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. A "foreign stockholder" generally refers to a person that is not a domestic stockholder.

        If a partnership or an entity treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

Taxation of Taxable Domestic Stockholders

        As long as we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary dividends and will not be eligible for the dividends-received deduction for corporations. Generally our ordinary dividends will be taxable to our domestic stockholders as ordinary income. However, such dividends will be taxable to individuals at the rate applicable to long-term capital gains to the extent such dividends are attributable to dividends received by us from non-REIT corporations (e.g., taxable REIT subsidiaries) or are attributable to income upon which we have paid corporate income tax (e.g., to the extent we distribute less than 100% of our taxable income). We do not expect a significant portion of our ordinary dividends to be eligible for taxation at long-term capital gain rates.

        We may designate portions of our distributions as capital gain dividends. Alternatively, we may elect to retain and pay income taxes on capital gains rather than distribute them, in which case stockholders include their proportionate share of such undistributed gain in income, receive a credit for their share of the taxes paid by us and increase their basis in their shares by the amount of income included less the credit or refund. Distributions designated as capital gain dividends and retained net capital gain will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a stockholder has held its shares. For taxable years beginning after December 31, 2015, dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. Corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale by us of depreciable real property held for more than 12 months are taxable to individuals at a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation.

        To the extent we make distributions in excess of current and accumulated earnings and profits, these distributions are treated as a return of capital to the stockholder, reducing the tax basis of a stockholder's shares by the amount of such distribution, with distributions in excess of the stockholder's tax basis taxable as capital gains.

        Any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any such month may be treated as both paid by us and received by the stockholder on December 31 of such year, provided the dividend is actually paid by us during January of the following calendar year. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

        A stockholder will realize capital gain or loss upon the sale or other taxable disposition of our stock equal to the difference between the sum of the fair market value of any property and cash received in such disposition and the stockholder's adjusted tax basis. Such gain or loss will be long-term capital gain or loss if the stockholder has held its shares for more than one year. Capital losses generally are available only to offset capital gains of the stockholder except in the case of individuals, who may offset up to $3,000 of ordinary income each year. In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gains.

        See "Taxation of Our Stockholders—Tax Rates Applicable to Individual Stockholders" below for a discussion of applicable capital gains rates. Stockholders should consult their own tax advisors with respect to the taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains and other income.

        Distributions by us and gain from the sale or other disposition of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against this income or gain. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our stock or capital gain dividends generally will be excluded from investment income unless the stockholder elects to have the gain taxed at ordinary income rates.

Taxation of Foreign Stockholders

        As background to this discussion, under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a "United States real property interest" ("USRPI") generally refers to interests in U.S. real property and shares of corporations at least 50% of whose assets consist of such interests. However, shares of certain "domestically controlled qualified investment entities" are excluded from USRPI treatment. We will qualify as a domestically controlled qualified investment entity so long as we qualify as a REIT and less than 50% in value of our shares are held by foreign stockholders. We currently anticipate that we will qualify as a domestically controlled qualified investment entity, although no assurance can be given that we will continue to qualify at all times.

        Distributions to foreign stockholders out of our current and accumulated earnings and profits and not attributable to capital gains generally will be a dividend subject to U.S. withholding tax at a rate of 30% unless (i) an applicable tax treaty reduces such rate or (ii) such dividend is effectively connected to a U.S. trade or business conducted by such stockholder. Dividends effectively connected to a U.S. trade or business will be subject to federal income tax in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. We plan to withhold at the 30% rate unless (i) the foreign stockholder files an IRS Form W-8BEN or, in the case of a foreign entity stockholder, an IRS Form W-8BEN-E with us evidencing the application of a lower treaty rate or (ii) the foreign stockholder files an IRS Form W-8ECI with us claiming the distribution is effectively connected.

        To the extent distributions not attributable to capital gains exceed current and accumulated earnings and profits, such distributions would not be subject to federal income taxation. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        Under FIRPTA, distributions attributable to capital gains from the sale or exchange by us of USRPIs are treated as income effectively connected to a U.S. trade or business, are subject to federal income taxation in the same manner and at the same rates applicable to domestic stockholders and, with respect to corporate foreign stockholders, may be subject to a 30% branch profits tax. However, these distributions will not be subject to tax under FIRPTA, and will instead be taxed in the same manner as distributions described above, if:

  •
  the distribution is made with respect to a class of shares regularly traded on an established securities market in the United States; and

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  the foreign stockholder does not own more than 10% of such class at any time during the year within which the distribution is received.

        Unless you are a "qualified shareholder" or a "qualified foreign pension fund" (both as defined below), we are required by applicable Treasury regulations to withhold 35% of any distribution to a foreign stockholder owning more than 10% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the foreign stockholder's FIRPTA tax liability.

        In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Distributions attributable to capital gains from the sale or exchange of non-USRPIs are not subject to federal income taxation.

        Gains from the sale or exchange of our stock by a foreign stockholder will not be subject to federal income taxation, provided we qualify as a domestically controlled qualified investment entity or the stockholder does not own more than 10% of the class of stock sold. For purposes of determining whether a REIT is a "domestically controlled qualified investment entity," a person who at all applicable times holds less than 5% of a class of stock that is "regularly traded" is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.

        In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our capital stock by such qualified shareholders or owners of such qualified shareholders who own 10% or less of our capital stock may also be treated as a dividend. Furthermore, dispositions of our capital stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Distributions and gains otherwise not subject to taxation under the foregoing rules may be subject to tax to the extent such distributions or gains were effectively connected to the conduct of a foreign stockholder's U.S. trade or business or were made to a nonresident alien individual present in the United States for 183 days or more during the taxable year.

        Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

        THE FEDERAL INCOME TAXATION OF FOREIGN STOCKHOLDERS IS A HIGHLY COMPLEX MATTER THAT MAY BE AFFECTED BY MANY OTHER CONSIDERATIONS. ACCORDINGLY, FOREIGN STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE INCOME AND WITHHOLDING TAX CONSIDERATIONS WITH RESPECT TO THEIR INVESTMENT IN US.

Taxation of Tax-Exempt Stockholders

        While generally exempt from federal income taxation, tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are subject to tax on their unrelated business taxable income ("UBTI"). The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute UBTI. Subject to the following paragraph, based upon the ruling, the analysis in the ruling and the statutory framework of the Code, distributions by us to a stockholder that is a tax-exempt entity also should not constitute UBTI, provided the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" (within the meaning of the Code), the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity and, consistent with our present intent, we do not hold a residual interest in a real estate mortgage investment conduit.

        Certain social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions received from us as UBTI. Furthermore, if any pension or other retirement trust that qualifies under Section 401(a) of the Code holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT that would not have qualified as a REIT but for the provisions of the Code that look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts, each owning more than a 10% interest by value in the REIT, hold in the aggregate more than 50% by value of the interests in such REIT. We do not believe that we are, and we do not expect to become, a pension-held REIT.

Tax Rates Applicable to Individual Stockholders

        Long-term capital gains (i.e., capital gains with respect to assets held for more than one year) and "qualified dividends" received by an individual generally are subject to federal income tax at a maximum rate of 20%. Short-term capital gains (i.e., capital gains with respect to assets held for one year or less) generally are subject to federal income tax at ordinary income rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our dividends generally are not eligible for the 20% maximum tax rate on qualified dividends. As a result, our ordinary dividends generally are taxed at the higher tax rates applicable to ordinary income. However, the 20% maximum tax rate for long-term capital gains and qualified dividends generally applies to:

  •
  your long-term capital gains, if any, recognized on the disposition of our shares;

  •
  our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions are subject to a 25% tax rate to such extent);

  •
  our dividends attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

  •
  our dividends to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

Information Reporting and Back-up Withholding

        We will report to our domestic stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to such distributions. Under the back-up withholding rules, a domestic stockholder may be subject to back-up withholding at applicable rates on distributions paid unless the stockholder (i) is a corporation or is otherwise specifically exempt from back-up withholding and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from back-up withholding, and complies with applicable requirements of the back-up withholding rules. A stockholder that does not provide us with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS.

        Payments of dividends or of proceeds from the disposition of stock made to a foreign stockholder may be subject to information reporting and back-up withholding unless such holder establishes an exemption, for example, by properly certifying its foreign status on an IRS Form W-8BEN or, in the case of a foreign entity stockholder, an IRS Form W-8BEN-E, or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, back-up withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a stockholder is a U.S. person.

        Any amount paid as back-up withholding will be credited against the stockholder's income tax liability. In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us. Currently, the back-up withholding rate is 28%.

Additional Healthcare Tax

        Certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.

Foreign Account Tax Compliance Act

        The Foreign Account Tax Compliance Act ("FATCA") imposes a U.S. federal withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our common stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. However, under delayed effective dates provided for in the Treasury regulations and other IRS guidance, such required withholding will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our common stock.

        If withholding is required under FATCA on a payment related to our common stock, holders of our common stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our common stock.

Possible Legislative or Other Actions Affecting Tax Consequences

        Prospective stockholders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

State, Local and Foreign Taxes

        We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business or reside. The state, local and foreign tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effects of state, local and foreign tax laws on an investment in us.

Pending Tax Reform Legislation

        On November 16, 2017, the U.S. House of Representatives passed the Tax Cuts and Jobs Act (H.R. 1). On December 2, 2017, the Senate passed a different version of the Tax Cuts and Jobs Act. A conference committee made up of members of the House and Senate reconciled the two versions of the Tax Cuts and Jobs Act and released a conference report on December 15, 2017. The reconciled version of the Tax Cuts and Jobs Act (the "Tax Reform Bill") must be passed in both the House and the Senate and signed by the President before becoming law. The Tax Reform Bill would make significant changes to the United States income tax rules applicable to both individuals and corporations. In particular, the Tax Reform Bill would reduce the corporate tax rate and may reduce the effective tax rate for individuals on the receipt of ordinary REIT dividends. It is not possible to state with certainty whether the Tax Reform Bill will pass, when it will pass, and the effect of the legislation on us and on an investment in our capital stock.

        In general, the rules dealing with U.S. federal income taxation are continually under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. You are urged to consult with your tax advisor with respect to the status of the Tax Reform Bill and any other legislative, regulatory or administrative developments and proposals and their potential effect on your investment in our capital stock.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them or we may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Our common stock or preferred stock, as applicable, may be issued by us upon conversion of our preferred stock or debt securities or upon exercise of rights or warrants. The securities that we distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

        Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices that may be changed at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. We also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as an agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the applicable securities laws.

        Some or all of the securities we may sell may be new issues of securities with no established trading market. We cannot give any assurances as to the liquidity of the trading market for any of our securities.

        In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchase of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or slowing a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or slowing a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us and our affiliates in the ordinary course of business for which they may receive customary fees and expenses.

LEGAL MATTERS

        Certain legal matters with respect to the guarantees and federal income tax will be passed upon for us by Morrison & Foerster LLP, Los Angeles, California. The validity of the securities will be passed upon for us by Venable LLP, Baltimore, Maryland. If legal matters in connection with any offering of any of the securities described in this prospectus and the applicable prospectus supplement or other offering material are passed on by counsel for any underwriters of such offering, that counsel will be named in the applicable prospectus supplement or other offering material.

EXPERTS

        The consolidated financial statements of Alexandria Real Estate Equities, Inc. appearing in Alexandria Real Estate Equities, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Alexandria Real Estate Equities, Inc.'s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify the forward-looking statements by their use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates," "forecast," "guidance," "projects" or "anticipates," or the negative of these words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, those described in our most recently filed Annual Report on Form 10-K and our most recently filed Quarterly Report on Form 10-Q as incorporated herein by reference. See "Where You Can Find More Information." Other than as may be required by law, we do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

Alexandria Real Estate Equities, Inc.

$700,000,000 4.900% Senior Notes due 2030

Fully and Unconditionally Guaranteed by Alexandria Real Estate Equities, L.P.

PROSPECTUS SUPPLEMENT

Citigroup

BofA Securities

Goldman Sachs & Co. LLC

J.P. Morgan

Barclays

BBVA

Capital One Securities

Evercore ISI

Mizuho Securities

RBC Capital Markets

Regions Securities LLC

Scotiabank

SMBC Nikko

SunTrust Robinson Humphrey

TD Securities

US Bancorp

Wells Fargo Securities

BNP PARIBAS

Fifth Third Securities

March 23, 2020